Exhibit 10.2

CONFIDENTIAL

June 3, 2025

Thomas Snyder
[***]

VIA E-MAIL DELIVERY

Dear Thomas:

On behalf of the Board of Directors (the “Board”) of TriMas Corporation (the “Company”), we are delighted to extend to you an offer of employment as President and Chief Executive Officer (“CEO”) of the Company (the “Offer”). If you accept this Offer by countersigning this letter agreement (“Offer Letter”) as described below, then, subject to your formal appointment as CEO by the Board, your first day of employment with the Company as CEO will be June 23, 2025 (or such other date to which you and the Board may mutually agree (the “Start Date”)). We will appoint you as a member of the Board within five (5) business days after you commence employment with the Company as CEO. As CEO, you will report solely to the Board. The following is not a contract of employment, but this Offer Letter outlines the general terms and conditions regarding the Offer.

Salary Rate:	$800,000 annually, paid bi-weekly in accordance with the Company’s normal payroll procedures, subject to applicable payroll deductions and tax withholdings and annual review.
Short-Term Incentive Plan Participation:
Beginning in 2026, for each Company fiscal year during your employment, you will be eligible to participate in the Company’s annual short-term incentive compensation program (“STI”). Your target STI award for each STI plan year will be 100% of your base salary rate that is in effect as of the immediately-prior December 31. Depending on the performance results achieved for applicable STI performance measures and goals, actual STI awards are expected to vary as a percent of target from 0% to a maximum of 200%.

The STI details are communicated annually, are subject to change and are governed by the terms of the written STI policy. Each STI award opportunity and payout will be subject to the specific approval of the Board or the Compensation Committee of the Board.

During the course of 2025, we will expect you to work with the Compensation Committee of the Board to help design the Company’s STI program for 2026.

2025 Bonus:	Provided you are actively employed with the Company at the time the Bonus (as defined herein) is scheduled to be paid (or, if you voluntarily terminate your employment with the Company for Good Reason prior to such scheduled payment), the Company will provide you with a lump-sum cash bonus of $400,000, less applicable taxes, and withholdings (the “Bonus”), which amount will be paid to you at the time the 2025 STI award is paid to the Company’s employees (but no later than March 15, 2026). If, prior to the Bonus being so paid, your employment with the Company is terminated by the Company due to your death or Disability, you will receive a pro-rata portion of such Bonus based on the number of days during which you were employed with the Company in 2025, compared to the total number of days from the Start Date through the end of 2025, paid at the same time as described above for the Bonus. If you voluntarily terminate your employment with the Company without Good Reason or the Company terminates your employment with the Company for Cause, in each case within six months from the date the Bonus is paid to you, then you agree to repay to the Company 100% of the pre-tax Bonus amount indicated above within thirty (30) days from your last day of employment with the Company (the “Bonus Repayment”). To meet this Bonus Repayment obligation, you consent to the Company deducting the Bonus Repayment amount from your final pay and other payments due to you from the Company, as permitted by applicable law. You remain responsible for paying any remaining Bonus Repayment amount within such thirty (30)-day period. For purposes of this Offer Letter, the terms “Cause,” “Change in Control,” “Disability” and “Good Reason” are used herein as defined in the Severance Agreement (itself defined below in this Offer Letter).
Inducement Awards - Restricted Stock Units Grant and Premium-Priced Stock Options Grant:

If you accept this Offer and commence employment with the Company, you will receive, as a material inducement to your commencement of employment with the Company, the following equity-based inducement awards:

A special, one-time grant of certain service-based restricted stock units with a total grant date value of $4.25 million (the “Inducement RSUs”). The Inducement RSUs will in general vest ratably over a three-year period from the date of grant, subject to the other terms and conditions outlined in the Company’s Inducement Restricted Stock Units Award Agreement for the Inducement RSUs (in the form attached to this Offer Letter as Exhibit A). In particular, if your employment with the Company is terminated as a result of your death or Disability, by the Company not for Cause or by you for Good Reason, you will fully and immediately vest in the unvested Inducement RSUs, and if your employment with the Company terminates for any other reason, all unvested Inducement RSUs will be cancelled and forfeited; and
A special, one-time grant of certain premium-priced stock options, as further described in Exhibit B (the “Inducement Stock Options” and, together with the “Inducement RSUs,” the “Inducement Awards”) Each of the five tranches of the Inducement Stock Options will in general vest and become exercisable ratably over a five-year period

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from the date of grant, with such Inducement Stock Options having a 10-year term and otherwise subject to the other terms and conditions outlined in the Company’s Inducement Stock Options Award Agreement for the Inducement Stock Options (in the form attached to this Offer Letter as Exhibit B), as well as the terms of the Company’s Compensation Clawback Policy. The exercise prices for the Inducement Stock Options must be at a premium to the closing price for the Company’s stock on the date of grant for such Inducement Stock Options. In particular, except within two years after a Change in Control (as described in the Inducement Stock Options Award Agreement), upon the termination of your employment with the Company for any reason, all unvested Inducement Stock Options will be forfeited; provided, however, that if your employment is so terminated as a result of your death or Disability, by the Company not for Cause or by you for Good Reason, you will fully and immediately vest in a Pro-Rata Portion of the Inducement Stock Options that would have vested had you remained employed with the Company through the next vesting date for the Inducement Stock Options. For these purposes, the “Pro-Rata Portion” will be based on the number of days from the immediately prior vesting date for the Inducement Stock Options until the date of such termination, compared to the total number of days from the immediately prior vesting date until the next vesting date for the Inducement Stock Option. Further, upon a termination event, you will have ninety (90) days to exercise vested Inducement Stock Options; provided, however, if the termination event is the result of your death or Disability, you or your estate, as applicable, will have one year to exercise vested Inducement Stock Options.
The Inducement Awards have been approved by the Compensation Committee of the Board, contingent on your commencement of employment with the Company. If you accept this Offer and commence employment with the Company, the Inducement Awards will be issued as “inducement grants” under the applicable rules of the Nasdaq Stock Market, and according to the requirements thereof. The Inducement Awards will be granted to you on the trading day immediately subsequent to the Start Date (or, if later, the first date thereafter by which the Company has filed the applicable Registration Statement on Form S-8 for such Inducement Awards.

Benefits:
You will be eligible to participate in the TriMas Corporation Welfare Benefit Plan and the TriMas Corporation Salaried Retirement Program on terms substantially similar to those that apply for other executive officers of the Company from time-to-time. The Company provides group life insurance, health care, flexible spending accounts, health savings account, an employee wellbeing program, long term disability coverage, accidental death & dismemberment insurance and retirement benefits. TriMas requires verification of dependent status for dependents you would elect

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to enroll into the benefit program. Details of the Company’s benefits can be found at www.trimasbenefits.com.

The terms and scope of participation for these benefits and the compensation plans and policies referenced in this Offer Letter are subject to the plans and policy documentation and are subject to change.

Vacation:	You will be entitled to four (4) weeks of paid vacation annually (which will be pro-rated for 2025), in addition to company-paid holidays and sick leave in accordance with the Company’s policies.
Severance Agreement:
If you accept this Offer and commence employment with the Company, as of the Start Date, you will execute and enter into a Severance Agreement with the Company (in the form attached to this Offer Letter as Exhibit C, the “Severance Agreement”).

Relocation Allowance:
Your primary work location will be the Company’s headquarters. The Company agrees to provide you with a relocation allowance of up to $450,000, less applicable taxes and withholdings, in connection with your relocation (the “Allowance”). The Allowance will be paid in three substantially equal installments. The first installment will be paid within thirty (30) days following the Start Date. You must submit a request to the Chairperson of the Compensation Committee of the Board for the release of the second installment of the Allowance, which amount must be paid not later than December 31, 2025. You must also submit a request to the Chairperson of the Compensation Committee for the release of the third and final installment of the Allowance (or such lesser amount to which you and such Chairperson agree), which amount must be paid between January 1, 2026 and March 15, 2026. Your relocation must be complete by a date mutually agreed to by you and the Chairperson of the Board, but, in any case, no later than December 31, 2026. In addition to the Allowance, the Company will reimburse you for all of your expenses incurred in connection with commuting to the Company’s headquarters during the first ninety (90) days of your employment, including for expenses related to your spouse’s round-trip travel for two trips with you to the Company’s headquarters. If you voluntarily terminate your employment with the Company or the Company terminates your employment with the Company for Cause, in each case prior to the two-year anniversary of the Start Date, then you will be required to repay all or a portion of the pre-tax Allowance amount (but only to the extent the Allowance has been paid to you) indicated above to the Company in accordance with the following prorated repayment schedule:

1.Less than 12 months of employment: 100%;
2. 12 to 18 months of employment: 75%; and
3. 19 to 24 months of employment: 50%.
You consent to the Company deducting the Allowance repayment amount from your final pay or other payments due to you from the Company (such as, but not limited to, vacation pay or STI pay), as permitted by applicable law. You remain responsible for paying any remaining Allowance repayment amount within sixty (60) days from your last day of employment.

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Indemnification:
The Company will maintain director and officer insurance coverage and you will be indemnified for your actions in your service to the Company, in each case, on the same terms and conditions as apply to other executive officers of the Company. In addition, if you accept this Offer and commence employment with the Company, as of the Start Date, you and the Company will enter into an Indemnification Agreement (in the form attached to this Offer Letter as Exhibit D, the “Indemnification Agreement”).

Any reimbursement to you, in accordance with the Company’s normal policies practices, for your ordinary and necessary reasonable business expenses as CEO will be paid no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year, and the right to reimbursement will not be subject to liquidation or exchange for another benefit (including, for purposes of compliance with Section 409A of the Internal Revenue Code of 1986, as amended, with reimbursement treated as a right to receive a series of separate and distinct payments). Notwithstanding the foregoing, upon presentation of appropriate documentation, the Company will reimburse you within 60 days of you providing appropriate documentation (but not later than December 31, 2025) for up to $35,000 in professional fees and expenses incurred in connection with the evaluation, consideration, and negotiation of this Offer.

The Company promotes a drug-free workplace. Therefore, this Offer is made specifically contingent upon your completion of a drug screen that is satisfactory to the Company. This Offer is also specifically contingent upon the results of a reference/background check that are satisfactory to the Company, proof of eligibility to work in the United States, and signing a Confidential Information and Invention Assignment Agreement and an Agreement to Arbitrate.

You will be subject to (or deemed subject to) Company policies applicable to other executive officers of the Company from time-to-time. You are responsible for all applicable federal, state, city or other taxes imposed on your compensation and benefits arrangements, and the Company is not obligated to guarantee any particular tax result for you regarding any payment or benefit provided to you. This Offer Letter and the documents referenced herein set forth the complete and exclusive agreement between you and the Company with regard to the matters covered herein and supersedes any prior representations or agreements about such matters, whether written or verbal, except as otherwise specified in this Offer Letter. This Offer Letter and all questions arising in connection herewith shall be governed by the laws of the State of Michigan, with venue in any court of competent jurisdiction located in the State of Michigan. You and the Company will each pay your respective legal fees related to this Offer Letter and the employment arrangement. This Offer Letter may be modified or terminated only in a writing signed by both you and an authorized representative of the Company.

Nothing in this Offer Letter (or otherwise) (1) limits your right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Sarbanes-Oxley Act of 2002), or (2) prevents you from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any
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investigation or proceeding by any governmental authorities regarding possible legal violations. Furthermore, no Company policy or individual agreement between the Company and you shall prevent you from providing information to government authorities regarding possible legal violations, participating in investigations, testifying in proceedings regarding the Company’s past or future conduct, engaging in any future activities protected under the whistleblower statutes administered by any government agency (e.g., EEOC, NLRB, SEC, etc.) or receiving a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.

The Board reserves the right to modify the terms of your employment at any time, and your employment with our company is “at will”, which means that either you or the Company may terminate the relationship at any time, subject to the terms of this Offer Letter and the Severance Agreement.

We are looking forward to having you become CEO of the Company. We are highly confident of your ability to lead the organization in the successful growth and performance of our business.

If this Offer Letter accurately reflects your understanding of the Offer and if these terms and conditions are agreeable to you, please sign the Offer Letter below and return directly to Daniel Tredwell, by June 4, 2025 via email at [***]. This Offer Letter will be effective only upon countersignature by the Company, as provided for below.

Sincerely,

/s/ Herbert Parker                    /s/ Daniel P. Tredwell
_____________________________            _____________________________
Herbert Parker                    Daniel P. Tredwell
Chairperson of the Board                Chairperson of GNC of Board
TriMas Corporation                     TriMas Corporation

/s/ Thomas Snyder                6 / 3 / 2025
_____________________________________________
Thomas Snyder
Signature                         Date

My signature serves as an acceptance of the terms and conditions of the Offer contained in this Offer Letter and as an acknowledgment that I understand that my employment is considered "at will", meaning that either the Company or I may terminate this employment relationship at any time with or without cause or notice.
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EXHIBIT A

Inducement Restricted Stock Units Award Agreement

See attached.

Inducement Restricted Stock Units Award
Three-Year (Ratable) Vest

TRIMAS CORPORATION
RESTRICTED STOCK UNITS INDUCEMENT AWARD AGREEMENT

TriMas Corporation, a Delaware corporation (the “Company”), and as approved by the Board of Directors (the “Board”) of the Company and the Compensation Committee (the “Committee”) of the Board, has granted to the individual listed below (“Grantee”) a restricted stock units award (“Award”) for the number of restricted stock units set forth below (“Restricted Stock Units”), subject to the terms and conditions this Restricted Stock Units Inducement Award Agreement (“Agreement”). This Award is intended to be an inducement that is material to Grantee, who is entering into employment with the Company, and to encourage stock ownership by Grantee, thereby aligning Grantee’s interests with those of the stockholders of the Company (the “Stockholders”). This Agreement is intended to comply with Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules, which provide an exception to the Nasdaq Stock Market Listing Rules’ stockholder approval requirement for the issuance of securities regarding grants to certain employees of the Company as an inducement material to such individuals entering into employment with the Company, and shall be administered and interpreted consistent with such intent.
This Award and Agreement are not made pursuant to the TriMas Corporation 2023 Equity and Incentive Compensation Plan (the “Plan”).
I.    NOTICE OF AWARD

Grantee:	Thomas Snyder
Date of Agreement:	As of __________
Date of Grant:	__________
Number of Restricted Stock Units:	__________

II.    AGREEMENT
    A.    Grant of Restricted Stock Units. The Company has granted to Grantee the number of Restricted Stock Units set forth above, subject to the terms of this Agreement. The Restricted Stock Units granted under this Agreement are payable only in shares of common stock, par value $0.01 per share, of the Company (or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section II.A.5 of this Agreement) (“Common Stock”), as described in Section II.A.2.
        1.    Vesting.
(a)     General. Subject to Section II.A.1(b), the Restricted Stock Units will vest in three substantially equal installments on the first three anniversaries of the Date of

Grant (each, a “Vesting Date”), subject generally to Grantee’s continued status as a Service Provider through each such Vesting Date.
(b)    Termination of Service; Forfeiture. Notwithstanding any other provision of this Agreement:
(i)    Voluntary Termination; Termination for Cause; Breach of Other Obligations. Any unvested Restricted Stock Units subject to this Award will be canceled and forfeited if Grantee voluntarily terminates as a Service Provider (other than for Good Reason as provided below), if Grantee’s status as a Service Provider is involuntarily terminated by the Company or a Subsidiary for Cause, or if Grantee violates the provisions of Section II.B.3 below. Notwithstanding the foregoing, no termination of Grantee’s employment shall qualify as a termination for Cause unless (x) the Company notifies Grantee in writing of the Company’s intention to terminate Grantee’s employment for Cause within 90 days following the initial existence of the occurrence or event giving rise to Cause, (y) Grantee fails to cure such occurrence or event within 30 days after receipt of such notice from the Company and (z) the Company terminates Grantee’s employment within 45 days after the expiration of Grantee’s cure period in subsection (y).
(ii)    Death; Disability. If Grantee ceases to be a Service Provider prior to any Vesting Date as a result of Grantee’s death or Disability, Grantee shall fully vest in the Restricted Stock Units subject to this Award that have not already vested as of the date on which Grantee ceases to be a Service Provider due to Grantee’s death or Disability.
(iii)    Qualifying Termination Prior to a Change in Control. If Grantee has a Qualifying Termination that occurs prior to (or more than two years after) a Change in Control and before the final Vesting Date, Grantee shall fully vest in the Restricted Stock Units subject to this Award that have not already vested as of the date on which Grantee ceases to be a Service Provider due to Grantee’s Qualifying Termination.
(iv)    Change in Control. In the event of a Change in Control that occurs prior to the vesting of all of the Restricted Stock Units subject to this Award, such unvested Restricted Stock Units shall vest in accordance with this Section II.A.1(b)(iv):
(A)    Notwithstanding anything to the contrary herein, if at any time before the vesting or forfeiture of all of the Restricted Stock Units subject to this Award, and while Grantee is continuously a Service Provider, a Change in Control occurs, then Grantee shall fully vest in the Restricted Stock Units subject to this Award that have not already vested as of the date of the Change in Control, except to the extent that a Replacement Award is provided to Grantee in accordance with Section II.A.1(b)(iv)(B) to continue, replace or assume the Restricted Stock Units covered by this Award (the “Replaced Award”).
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(B)    For purposes of this Agreement, a “Replacement Award” means an award (1) of the same type (e.g., time-based restricted stock units) as the Replaced Award, (2) that has a value at least equal to the value of the Replaced Award, (3) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (4) if Grantee holding the Replaced Award is subject to U.S. federal income tax under the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time (the “Code”), the tax consequences of which to such Grantee under the Code are not less favorable to such Grantee than the tax consequences of the Replaced Award, and (5) the other terms and conditions of which are not less favorable to Grantee holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section II.A.1(b)(iv)(B) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(C)    If, after receiving a Replacement Award, (1) Grantee experiences a Qualifying Termination with the Company and its Subsidiaries (or any of their successors) (as applicable, the “Successor”), or (2) Grantee ceases to be a Service Provider as a result of Grantee’s Disability, in each case within a period of two years after the Change in Control and during the remaining vesting period for the Replacement Award, the Replacement Award shall become fully vested and nonforfeitable with respect to the time-based restricted stock units covered by such Replacement Award upon such termination or Disability.
(D)    If a Replacement Award is provided, notwithstanding anything in this Agreement to the contrary, any outstanding Restricted Stock Units subject to this Award that at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be vested and nonforfeitable at the time of such Change in Control.
Any Restricted Stock Units that do not vest in accordance with Section II.A.1(a) or this Section II.A.1(b) shall be canceled and forfeited as of the date Grantee ceases to be a Service Provider.
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        2.    Settlement.
    (a)    General. Subject to Section II.A.2(b) below, and as soon as administratively practicable following (but no later than 30 days following) each applicable Vesting Date, the Company shall issue Grantee one share of Common Stock for each Restricted Stock Unit that is vested (but has not previously been settled) on such Vesting Date.
    (b)    Other Payment Events. Notwithstanding Section II.A.2(a), to the extent that the Restricted Stock Units are vested on the dates set forth below, payment with respect to the Restricted Stock Units will be made as follows:
(i)    to the extent the Restricted Stock Units are vested as a result of Section II.A.1(b)(ii) (and have not previously been settled) on the date Grantee ceases to be a Service Provider as a result of Grantee’s death or Disability, the Company shall issue Grantee one share of Common Stock for each vested Restricted Stock Unit as soon as practicable following (but no later than 30 days following) the date Grantee ceases to be a Service Provider;
(ii)    to the extent the Restricted Stock Units are vested as a result of Section II.A.1(b)(iii) (and have not previously been settled) on the date of Grantee’s Qualifying Termination, the Company shall issue Grantee one share of Common Stock for each vested Restricted Stock Unit as soon as practicable following (but no later than 30 days following) the date of Grantee’s Qualifying Termination.
(iii)     to the extent the Restricted Stock Units are vested as a result of Section II.A.1(b)(iv)(A) (and have not previously been settled) on the date of a Change in Control, the Company shall issue Grantee one share of Common Stock for each vested Restricted Stock Unit as soon as practicable following (but no later than 30 days following) the date of the Change in Control; provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, payment for the Restricted Stock Units shall be made upon the earlier of (A) a Change in Control that constitutes a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code, or (B) the date that would have otherwise applied pursuant to this Agreement had such Change in Control not occurred; and
(iv)    to the extent the Restricted Stock Units are vested as a result of Section II.A.1(b)(iv)(C) (and have not previously been settled) on the date of Grantee’s “separation from service” with the Company and its Subsidiaries (determined in accordance with Section 409A(a)(2)(A)(i) of the Code) within two years following the occurrence of a Change in Control that constitutes a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code, the Company shall issue Grantee one share of Common Stock for each vested Restricted Stock Unit as soon as practicable following (but no later than 30 days following) the date of such separation from service.
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        3.    Dividend Equivalent Rights. Grantee shall be credited with cash per Restricted Stock Unit equal to the amount of each cash dividend paid by the Company (if any) to holders of Common Stock generally with a record date occurring on or after the Date of Grant and prior to the time when the Restricted Stock Units are settled in accordance with Section II.A.2 hereof. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment or forfeitability) as apply to the Restricted Stock Units based on which the dividend equivalents were credited, and such amounts shall be paid in either cash or Common Stock, as determined by the Committee in its sole discretion, at the same time as the Restricted Stock Units to which they relate. If such amounts are paid in Common Stock, the number of shares so paid shall be rounded down to the nearest whole number and shall be determined by dividing such credited amounts by the Market Value per Share on the payment date.
        4.    Rights as a Stockholder. Grantee will not have any rights of a stockholder (including voting and dividend rights) with respect to the Restricted Stock Units covered by this Award (except as otherwise provided in Section II.A.3).
        5.    Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by the Restricted Stock Units and in the other Award terms as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Grantee that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for the Restricted Stock Units such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of the Award so replaced in a manner that complies with Section 409A of the Code.
    B.    Other Terms and Conditions.
        1.    Non-Transferability of Award. Except as described below, and subject to Section 409A, this Award and the Restricted Stock Units subject to this Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The terms of this Award are binding on the executors, administrators, heirs, successors and assigns of Grantee.
        2.    Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by Grantee under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld. If Grantee’s benefit is to be received in the form of shares of Common Stock, then (a) if Grantee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Grantee
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agrees that the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld, and (b) if Grantee is not subject to Section 16 of the Exchange Act, Grantee may elect that all or any part of such withholding requirement be satisfied by the retention by the Company a portion of the Common Stock to be delivered to Grantee, by delivering to the Company other Common Stock held by Grantee, or by tendering sufficient funds in cash or cash equivalent to the Company. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Grantee’s income. In no event will the fair market value of the shares of Common Stock to be withheld or delivered pursuant to this Section II.B.2 to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed (x) the maximum amount that could be required to be withheld or (y) if so determined by the Committee after the date hereof, the minimum amount required to be withheld.
        3.    Restrictive Covenants.
    (a)    Generally. The Company would not be providing Restricted Stock Units or Common Stock to Grantee without Grantee’s agreement to abide by the restrictive covenants described herein. The provisions herein are appropriate in light of the position that Grantee has with the Company and the relationships and confidential and trade secret information that Grantee has been and will be exposed to because of Grantee’s position. Notwithstanding anything herein to the contrary, if Grantee is subject to the restrictive covenants set forth in Section 7 (or any successor provision) of the TriMas Corporation Executive Severance/Change in Control Policy (or any successor policy) or the restrictive covenants set forth in a separate, stand-alone severance agreement (or any successor agreement) with the Company, then (i) such other restrictive covenants, rather than the restrictive covenants in this Section II.B.3, shall apply to Grantee, and (ii) Grantee’s violation of such other restrictive covenants shall be treated as a violation of the restrictive covenants in this Section II.B.3 for purposes of this Agreement.
    (b)    Confidentiality. Recognizing Grantee’s fiduciary duties to the Company, as a condition of this Agreement, Grantee agrees that he or she shall not, at any time before or after termination of employment, in any fashion, form or manner, either directly or indirectly, use, divulge, disclose or communicate, or cause or permit any other person or entity to use, divulge, disclose or communicate, to any person, firm, company or entity, in any manner whatsoever, any Confidential Information (as defined below) of the Company except with the prior written consent of the Board or to the extent specifically required to be disclosed by applicable law, or except as required in the reasonable performance of Grantee’s duties as an employee of the Company. Grantee agrees to notify the Company as soon as reasonably possible after being subpoenaed or otherwise requested by any third party to disclose any Confidential Information, except as required in the reasonable performance of Grantee’s duties as an employee of the Company. This Section II.B.3 shall not result in the forfeiture of Restricted Stock Units or any clawback or recoupment of the Award for the disclosure of a trade secret if that disclosure (i) is made in confidence to a federal, state or local government official or to an attorney for the sole purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is
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made under seal. Pursuant to 18 U.S.C. § 1833(b), and as set forth fully therein, notice is hereby given that Grantee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Notwithstanding anything in this Agreement to the contrary (or in any other agreement, contract or arrangement with the Company or its subsidiaries or affiliates, or in any policy, procedure or practice of the Company or its subsidiaries or affiliates (collectively, the “Arrangements”)): (x) nothing in the Arrangements or otherwise limits Grantee’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002); and (y) nothing in the Arrangements or otherwise prohibits or is intended to restrict or impede Grantee from discussing the terms and conditions of their employment with coworkers or union representatives or exercising protected rights under Section 7 of the National Labor Relations Act, or prevents Grantee from, without prior notice to the Company, providing information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification Grantee is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act). The Company nonetheless asserts and does not waive its attorney-client privilege over any information (including documents) appropriately protected by privilege.
    (c)    Covenants Against Competition and Solicitation.
        (i)    Grantee agrees that, while Grantee is employed by the Company, and for 12 months thereafter, Grantee shall not engage, either directly or indirectly, as a principal for Grantee’s own account or jointly with others, or as a stockholder in any corporation or joint stock association, or as a partner or member of a general or limited liability entity, or as an employee, officer, director, agent, consultant or in any other advisory capacity in any Competitive Business that designs, develops, manufactures, distributes, sells or markets the type of products or services sold, distributed or provided by the Company, during the one-year period prior to the date of employment termination and with which Grantee was involved and/or oversaw (the “Business”); provided that nothing herein shall prevent Grantee from owning, directly or indirectly, not more than five percent of the outstanding shares of, or any other equity interest in, any entity
    7

engaged in the Business and listed or traded on a national securities exchange or in an over-the-counter securities market.
    (ii)    Grantee further understands and agrees that while Grantee is employed by the Company and for 12 months thereafter Grantee shall not directly or indirectly solicit business (relating to the Business) from, attempt to entice away from the Company, or interfere with the Company’s relationship with any entity that is a client or customer of the Company at the time of such solicitation, enticement, or interference, or that was identified or solicited as a client or customer of the Company during the time that Grantee performed services for the Company, unless such entity shall have ceased to have been such a customer for a period of at least six months as of the time of such solicitation.
        (iii)    Grantee further understands and agrees that while Grantee is employed by the Company and for 12 months thereafter Grantee shall not directly or indirectly employ or solicit, or receive or accept the performance of services by, any then-current employee of the Company who is employed primarily in connection with the Business, or any former employee of the Company who was employed by the Company primarily in connection with the Business at any time within the 12-month period immediately prior to such employment, solicitation, receipt or acceptance, except in connection with general, non-targeted recruitment efforts such as advertisements and job listings, or directly or indirectly induce any employee of the Company to leave the Company, or assist in any of the foregoing.
    (d)    Determination by the Board. Upon entering into this Agreement, Grantee understands and agrees that a determination of the Board shall be final and binding on the issue of whether Grantee’s actions are or will be in violation of this Section II.B.3. Grantee may request in writing from the Board an advance determination as to whether Grantee’s proposed actions will violate this Section II.B.3.
    (e)    Certain Definitions. The following definitions shall apply solely with respect to this Section II.B.3:
(i)    “Company” means (A) during the Grantee’s employment with the Company, the Company and any and all direct and indirect subsidiary, parent, affiliated or related companies of the Company for which the Grantee has worked or had responsibility during the Grantee’s employment with the Company, and (B) after the Grantee’s termination of employment with the Company, the Company and any and all direct and indirect subsidiary, parent, affiliated or related companies of the Company for which Grantee worked or had responsibility at the time of the Grantee’s termination of employment and at any time during the one-year period prior to such termination of employment.
(ii)    “Competitive Business” means a person or entity that engages in any business engaged in by the Company, and that does so in a geographic area in which the Company engage(s) in that business, as evidenced on the Company’s website, in the marketing materials of the Company or by the books and records
    8

of the Company, and “engages” includes actively planning to engage in the business.
(iii)    “Confidential Information” means trade secrets of the Company and all other confidential or proprietary information that relates to any aspect of the Company’s businesses that cannot freely and readily be obtained from sources outside of the Company. Confidential Information is meant to encompass the broadest enforceable definition of the Company’s intellectual property, and includes but is not limited to: financial and business information; customer and potential customer lists; customer contact information; pricing policies; vendor lists and information; third-party agreements and relationships; contractual, business, and financial information relating to the Company’s customers or other third parties which the Company is obligated to hold in confidence and/or not disclose; personnel, medical, compensation, and benefits information relating to employees, former employees, and persons affiliated with the Company; systems, login identifications and passwords, processes, methods, and policies; company strategies and plans; databases, company data, and technologies related to the Company’s business; and marketing and advertising materials which have not been published. “Confidential Information” shall not include information that Grantee can establish was already in the public domain at the time of disclosure through no fault of Grantee.
(f)    Tolling. The restricted time periods in Section II.B.3 shall be tolled during any time period that Grantee is in violation of such covenants, as determined by a court of competent jurisdiction, so that the Company may realize the full benefit of its bargain. This tolling shall include any time period during which litigation is pending, but during which Grantee has continued to violate such protective covenants.
(g)    Relief, Remedies, and Enforcement. Grantee acknowledges that the covenants contained in this Agreement are reasonable and necessary to protect the legitimate interests of the Company and that any breach or threatened breach of any such covenants will cause irreparable injury to the Company for which money damages would not provide an adequate remedy. If Grantee breaches, or threatens to commit a breach of, any of the provisions of this Agreement, the Company shall have the right to seek appropriate equitable relief, including a permanent injunction or similar court order enjoining Grantee from violating any of such provisions, and that, pending the hearing and the decision on the application for permanent equitable relief, the Company shall be entitled to a temporary restraining order and a preliminary injunction, without the necessity of showing actual monetary damages or the posting of a bond or other security. No such remedy shall be construed to be the exclusive remedy of the Company and any and all such remedies shall be held and construed to be cumulative and not exclusive of any rights or remedies, whether at law or in equity, otherwise available under the terms of this Agreement, at common law or under federal, state or local statutes, rules and regulations.
(h)    Separate Covenants. Each of the covenants contained in this Section II.B.3 are separate and distinct covenants of Grantee.
    9

        4.    Section 409A of the Code. To the extent applicable, it is intended that this Agreement comply with or be exempt from the provisions of Section 409A of the Code. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Grantee).
        5.    No Continued Right as Service Provider. Nothing in this Agreement confers on Grantee any right to continue as a Service Provider, or interferes with or restricts in any way the rights of the Company or any Subsidiary or affiliate of the Company, which are hereby expressly reserved, to discharge Grantee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between Grantee and the Company or any Subsidiary.
        6.    Effect on Other Benefits. In no event will the value, at any time, of the Restricted Stock Units or any other payment or right to payment under this Agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to employees of, or other Service Providers to, the Company or any Subsidiary unless otherwise specifically provided for in such plan.
        7.    Third-Party Beneficiaries. If Grantee is or was employed by a subsidiary of the Company, then such subsidiary is intended to be a third-party beneficiary of this Agreement and shall have the right to enforce this Agreement, including, but not limited to, the provisions of Section II.B.3.
        8.    Unfunded and Unsecured General Creditor. Grantee, as a holder of Restricted Stock Units and rights under this Agreement has no rights other than those of a general creditor of the Company. The Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of this Agreement.
        9.    Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.
        10.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Restricted Stock Units, or future awards that may be granted, by electronic means. Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
        11.    Nature of Grant. In accepting this Award, Grantee acknowledges that:
    (a)    the grant of the Restricted Stock Units is voluntary and discretionary award being made on a one-time basis and does not create any contractual or other right
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to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted repeatedly in the past;
    (b)    all decisions with respect to future restricted stock unit grants, if any, will be at the sole discretion of the Committee;
    (c)    the Restricted Stock Units and the Common Stock subject to the Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or Grantee’s employer, and which is outside the scope of Grantee’s employment contract, if any;
    (d)    the Restricted Stock Units and the Common Stock subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;
    (e)    the future value of the underlying Common Stock is unknown and cannot be predicted with certainty;
    (f)    the Restricted Stock Units and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;
    (g)    in consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of Grantee’s employment with the Company or Grantee’s employer and Grantee irrevocably releases the Company and Grantee’s employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Grantee shall be deemed irrevocably to have waived any entitlement to pursue such claim; and
    (h)    except as otherwise provided in this Agreement, in the event Grantee ceases to be a Service Provider, Grantee’s right to vest in the Restricted Stock Units under this Agreement, if any, will terminate effective as of the date that Grantee is no longer a Service Provider and will not be extended by any notice period mandated under local law (e.g., active service would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Grantee is no longer a Service Provider for purposes of the Restricted Stock Units.
        12.    California Addenda. Notwithstanding any provisions in this Agreement, the Restricted Stock Units and this Agreement shall also be subject to the special terms and conditions set forth in the California Addendum attached as Appendix B to this Agreement (which modifies and amends this Agreement to the extent provided for in Appendix B) during any period in which the Grantee is employed and/or resides in California, or for which the Company determines that the application of the terms and conditions of Appendix B is necessary or advisable in order to comply with applicable law. The California Addendum attached hereto as Appendix B constitutes part of this Agreement.
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        13.    Administration. This Agreement will be administered by the Committee. The interpretation and construction by the Committee of any provision of this Agreement and any determination by the Committee pursuant to any provision of this Agreement or of any notification or document related hereto will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, subject to Section II.A.5, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained or referenced in this Agreement, and no authorization in any section or other provision of this Agreement is intended or may be deemed to constitute a limitation on the authority of the Committee.
        14.    Amendments. The Committee may at any time and from time to time amend this Agreement in whole or in part; provided, however, that if an amendment to this Agreement requires approval by the Stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the shares of Common Stock are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained; provided further, that no amendment shall adversely affect Grantee’s rights under this Agreement without Grantee’s written consent. Notwithstanding the foregoing, Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
        15.    Relation to Plan. This Award has not been awarded pursuant to the Plan. For the avoidance of doubt, the share limitations and share counting and recycling rules set forth in the Plan shall not apply with respect to the Award.
        16.    Governing Law; Choice of Forum; Jury Trial Waiver. This Agreement is governed by and construed in accordance with the laws of the State of Michigan, notwithstanding conflict of law provisions. Grantee further agrees that any action by Grantee to challenge the enforceability of this Agreement must be brought or litigated exclusively in the appropriate state or federal court located in the State of Michigan. Grantee and the Company also agree that any action by the Company to enforce this Agreement, as well as any related disputes or litigation related to this Agreement, must be brought in the appropriate state or federal court located in the State of Michigan. Grantee agrees and consents to the personal jurisdiction and venue of the federal or state courts of Michigan for resolution of any disputes or litigation arising under or in connection with this Agreement or any challenge to this Agreement and waives any objections or defenses to personal jurisdiction or venue in any such proceeding before any such court. GRANTEE AND THE COMPANY AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
        17.    Clawback Policy.
(a)    Notwithstanding anything in this Agreement to the contrary, Grantee acknowledges and agrees that this Agreement and the Award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policy or policies as may be in effect from time to time, including specifically to
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implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock at any point may be traded) (the “Compensation Recovery Policy”), and that, to the extent the Compensation Recovery Policy, by its terms, is applicable to the Award, applicable terms of this Agreement will be (if necessary) deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof. Further, by accepting the Award covered by this Agreement, Grantee (i) consents to be bound by the terms of the Compensation Recovery Policy, as applicable, (ii) agrees and acknowledges that Grantee is obligated to and will cooperate with, and will provide any and all assistance necessary to, the Company in any effort to recover or recoup any compensation or other amounts subject to clawback or recovery pursuant to the Compensation Recovery Policy and/or applicable laws, rules, regulations, stock exchange listing standards or other Company policy, and (iii) agrees that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from Grantee of any such amounts, including from Grantee’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
(b)    Without limiting the foregoing, violation of Section II.B.3 of this Agreement prior to the final Vesting Date and thereafter, as determined by the Board, shall result in the forfeiture of the Restricted Stock Units, and clawback and recoupment of any shares of Common Stock issued or transferred to Grantee in settlement of the Restricted Stock Units (plus dividend equivalent payments).
        18.    Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embodies the complete and entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and preempts any and all prior promises, understandings, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof (or any element thereof) in any way.
        19.     Prevailing Party Legal Fees. In the event of litigation or dispute between the Company and the Grantee related to the Award or this Agreement, the non-prevailing party in such litigation or dispute shall reimburse the prevailing party for any costs and expenses (including, without limitation, attorneys’ fees) reasonably incurred by the prevailing party in connection therewith.
        20.    Acknowledgement. The Grantee acknowledges that the Grantee (a) has had an opportunity to review the terms of this Agreement, (b) understands the terms and conditions of this Agreement and (c) agrees to such terms and conditions.
(Signature Page Follows)

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This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.
TRIMAS CORPORATION

Dated as of: __________	By: _______________________________ Name: Jodi F. Robin Title: General Counsel and Secretary

GRANTEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT CONFERS ON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE COMPANY OR ANY PARENT OR SUBSIDIARY, NOR INTERFERES IN ANY WAY WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.
BY CLICKING THE “ACCEPT” BUTTON BELOW, GRANTEE ACCEPTS THIS AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. GRANTEE HAS REVIEWED THIS AGREEMENT IN THEIR ENTIRETY. GRANTEE AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THIS AWARD.

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APPENDIX A
TO
RESTRICTED STOCK UNITS INDUCEMENT AWARD AGREEMENT
GLOSSARY
For purposes of this Agreement:

“Cause” means (a) Grantee’s conviction of or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any State thereof or any other jurisdiction in which the Company or its Subsidiaries conduct business; (b) Grantee’s willful misconduct in the performance of his or her duties to the Company or its Subsidiaries and failure to cure such breach within 30 days following written notice thereof from the Company; (c) Grantee’s willful failure or refusal to follow directions from the Board (or direct reporting executive) and failure to cure such breach within 30 days following written notice thereof from the Board; or (d) Grantee’s breach of fiduciary duty to the Company or its Subsidiaries for personal profit. Any failure by the Company or a Subsidiary of the Company to notify Grantee after the first occurrence of an event constituting Cause shall not preclude any subsequent occurrences of such event (or a similar event) from constituting Cause.

“Change in Control” will be deemed to have occurred upon the occurrence (after the date of this Agreement (“Agreement Date”)) of any of the following events:

(a)    any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (i) of Section (c) of this definition;

(b)    the following individuals cease for any reason to constitute a majority of the number of members of the Board (each, a “Director”) then serving on the Board: individuals who, on the Agreement Date, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors) whose appointment or election by the Board or nomination for election by the Stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Agreement Date or whose appointment, election or nomination for election was previously so approved or recommended (the “Incumbent Board”); provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (an “Election Contest”) or other actual or threatened solicitation of proxies or
    i

consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c)    there is consummated a merger, consolidation, wind-up, reorganization or restructuring of the Company with or into any other entity, or a similar event or series of such events, other than (i) any such event or series of events which results in (A) the voting securities of the Company outstanding immediately prior to such event or series of events continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (ii) any such event or series of events effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(d)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (i) at least 51% of the combined voting power of the voting securities of which are owned by Stockholders in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (ii) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an
    ii

entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a “Change in Control” shall be deemed to have occurred only if the transaction or event qualifies as a Section 409A Change in Control.

“Disability” means (a) Grantee is unable to engage in any substantial activity due to medically determinable physical or medical impairment expected to result in death or to last for a continuous period of not less than 12 months, or (b) if due to any medically determinable physical or mental impairment expected to result in death or last for a continuous period not less than 12 months, Grantee has received income replacement benefits for a period of not less than three months under an accident and health plan sponsored by the Company.

“Good Reason” means:

(a)     A material and permanent diminution in Grantee’s duties or responsibilities, other than any such diminution resulting from events or circumstances reasonably impacting the duties or responsibilities of substantially all other Company executive officers having primarily Company-wide duties or responsibilities;

(b)    A material reduction in the aggregate value of base salary and bonus opportunity provided to Grantee by the Company; or

(c)    A permanent reassignment of Grantee to another primary office more than 50 miles from the current office location, which reassignment is not otherwise approved by the Board.

Grantee must notify the Company of Grantee’s intention to invoke termination for Good Reason within 90 days after Grantee has knowledge of such event and provide the Company 30 days’ opportunity for cure, and Grantee must actually terminate Grantee’s employment with the Company prior to the 365th day following such occurrence or such event shall not constitute Good Reason. Grantee may not invoke termination for Good Reason if Cause exists or Grantee has violated Section II.B.3 of the Agreement at the time of such termination.

“Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the Nasdaq Stock Market or, if the shares of Common Stock are not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in this Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
    iii

“Qualifying Termination” means a termination of Grantee’s status as a Service Provider with the Company and its Subsidiaries for any reason other than:
(a)     death;
(b)     Disability;
(c)     Cause; or
(d)    by Grantee without Good Reason.
“Section 409A Change in Control” means a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code.

“Service Provider” means an individual actively providing services to the Company or a Subsidiary.

“Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

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APPENDIX B
TO
RESTRICTED STOCK UNITS INDUCEMENT AWARD AGREEMENT

CALIFORNIA ADDENDUM

Additional Potential Terms and Conditions

Terms and Conditions

This California Addendum (“Addendum”) includes additional terms and conditions that govern the Restricted Stock Units granted to you under the Restricted Stock Units Inducement Award Agreement (the “Agreement”). These additional terms and conditions modify and amend the Agreement, to the extent provided for in this Addendum, during any period in which Grantee is employed and/or resides in California, or for which the Company determines that the application of the terms and conditions of this Addendum is necessary or advisable in order to comply with applicable law. Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Agreement that relates to Grantee’s Award. By accepting the Award, Grantee agrees to be bound by the terms and conditions contained in the paragraphs below, the Agreement, and the terms of any other document that may apply to Grantee and the Award.

Restrictive Covenants. Section II.B.3 of the Agreement is hereby amended in its entirety to read as follows:

    “3.    Restrictive Covenants.
(a)     Generally. The Company would not be providing Restricted Stock Units or Common Stock to Grantee without Grantee’s agreement to abide by the restrictive covenants described herein. The provisions herein are appropriate in light of the position that Grantee has with the Company and the relationships and confidential and trade secret information that Grantee has been and will be exposed to because of Grantee’s position.
(b)    Confidentiality. Recognizing Grantee’s fiduciary duties to the Company, as a condition of this Agreement, Grantee agrees that he or she shall not, at any time before or after termination of employment, in any fashion, form or manner, either directly or indirectly, use, divulge, disclose or communicate, or cause or permit any other person or entity to use, divulge, disclose or communicate, to any person, firm, company or entity, in any manner whatsoever, any Confidential Information (as defined below) of the Company except with the prior written consent of the Board or to the extent specifically required to be disclosed by applicable law, or except as required in the reasonable performance of Grantee’s duties as an employee of the Company. Grantee agrees to notify the Company as soon as reasonably possible after being subpoenaed or otherwise requested by any third party to disclose any Confidential Information, except as required in the reasonable performance of Grantee’s duties as an employee of the Company. This Section II.B.3 shall not result in the forfeiture of Restricted Stock Units or any clawback or recoupment of the Award for the disclosure of a trade secret if that disclosure (i) is made in confidence to a federal, state or local government official or to an attorney for the sole purpose of reporting
    i

or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Pursuant to 18 U.S.C. § 1833(b), and as set forth fully therein, notice is hereby given that Grantee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Notwithstanding anything in this Agreement to the contrary (or in any other agreement, contract or arrangement with the Company or its subsidiaries or affiliates, or in any policy, procedure or practice of the Company or its subsidiaries or affiliates (collectively, the “Arrangements”)): (x) nothing in the Arrangements or otherwise limits Grantee’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002); and (y) nothing in the Arrangements or otherwise prohibits or is intended to restrict or impede Grantee from discussing the terms and conditions of their employment with coworkers or union representatives or exercising protected rights under Section 7 of the National Labor Relations Act, or prevents Grantee from, without prior notice to the Company, providing information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification Grantee is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act). The Company nonetheless asserts and does not waive its attorney-client privilege over any information (including documents) appropriately protected by privilege.
(c)    Covenant Against Solicitation. Grantee further understands and agrees that while Grantee is employed by the Company and for 12 months thereafter Grantee shall not directly or indirectly employ or solicit, or receive or accept the performance of services by, any then-current employee of the Company who is employed primarily in connection with the Business, or any former employee of the Company who was employed by the Company primarily in connection with the Business at any time within the 12-month period immediately prior to such employment, solicitation, receipt or acceptance, except in connection with general, non-targeted recruitment efforts such as advertisements and job listings, or directly or indirectly induce any employee of the Company to leave the Company, or assist in any of the foregoing. The “Business” shall mean the design, development, manufacture, distribution, sale or marketing of the type of products or services sold, distributed or provided by the Company during the one-year period prior to the date of employment termination and with which Grantee was involved and/or oversaw.
    ii

(d)    Determination by the Board. Upon entering into this Agreement, Grantee understands and agrees that a determination of the Board shall be final and binding on the issue of whether Grantee’s actions are or will be in violation of this Section II.B.3. Grantee may request in writing from the Board an advance determination as to whether Grantee’s proposed actions will violate this Section II.B.3.
(e)    Certain Definitions. The following definitions shall apply solely with respect to this Section II.B.3:
(i)    “Company” means (A) during the Grantee’s employment with the Company, the Company and any and all direct and indirect subsidiary, parent, affiliated or related companies of the Company for which the Grantee has worked or had responsibility during the Grantee’s employment with the Company, and (B) after the Grantee’s termination of employment with the Company, the Company and any and all direct and indirect subsidiary, parent, affiliated or related companies of the Company for which Grantee worked or had responsibility at the time of the Grantee’s termination of employment and at any time during the one-year period prior to such termination of employment.
(ii)    “Confidential Information” means trade secrets of the Company and all other confidential or proprietary information that relates to any aspect of the Company’s businesses that cannot freely and readily be obtained from sources outside of the Company. Confidential Information is meant to encompass the broadest enforceable definition of the Company’s intellectual property, and includes but is not limited to: financial and business information; customer and potential customer lists; customer contact information; pricing policies; vendor lists and information; third-party agreements and relationships; contractual, business, and financial information relating to the Company’s customers or other third parties which the Company is obligated to hold in confidence and/or not disclose; personnel, medical, compensation, and benefits information relating to employees, former employees, and persons affiliated with the Company; systems, login identifications and passwords, processes, methods, and policies; company strategies and plans; databases, company data, and technologies related to the Company’s business; and marketing and advertising materials which have not been published. “Confidential Information” shall not include information that Grantee can establish was already in the public domain at the time of disclosure through no fault of Grantee.
(f)    Separate Covenants. Each of the covenants contained in this Section II.B.3 are separate and distinct covenants of Grantee.”
Privacy. A new Section II.B.21 is added to the Agreement to read as follows:

        “21.    Privacy. The Company respects Grantee’s privacy. In order to administer Grantee’s equity award, the Company collects and uses certain personal information about Grantee, including Grantee’s prior equity grant information where applicable. If Grantee is a California resident, Grantee should refer to the Company’s California Consumer Privacy Act
    iii

Notice for more information about the personal information the Company collects about Grantee and the purposes for which the Company will use such data.”

    iv

EXHIBIT B

Inducement Stock Options Award Agreement

See attached.

Inducement NQ Stock Option Agreement
Five-Year (Ratable) Vest

TRIMAS CORPORATION

NON-QUALIFIED STOCK OPTION INDUCEMENT AWARD AGREEMENT

TriMas Corporation, a Delaware corporation (the “Company”), and as approved by the Board of Directors (the “Board”) of the Company and the Compensation Committee (the “Committee”) of the Board, has granted to the individual listed below (“Optionee”) a non-qualified stock option award (“Award”) of non-qualified stock options to purchase common stock, par value $0.01 per share, of the Company (or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section II.A.6 of this Agreement) (“Common Stock”) (the “Option”), subject to the terms and conditions this Non-Qualified Stock Option Inducement Award Agreement (the “Agreement”). This Award is intended to be an inducement that is material to Optionee, who is entering into employment with the Company, and to encourage stock ownership by Optionee, thereby aligning Optionee’s interests with those of the stockholders of the Company (the “Stockholders”). This Agreement is intended to comply with Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules, which provide an exception to the Nasdaq Stock Market Listing Rules’ stockholder approval requirement for the issuance of securities regarding grants to certain employees of the Company as an inducement material to such individuals entering into employment with the Company, and shall be administered and interpreted consistent with such intent.
This Award and Agreement are not made pursuant to the TriMas Corporation 2023 Equity and Incentive Compensation Plan (the “Plan”).

I.    NOTICE OF AWARD (“NOTICE OF GRANT”)

Optionee:    Thomas Snyder
Date of Agreement:    As of __________
Grant Date (“Date of Grant”):    __________
Vesting Commencement Date:    Date of Grant
Exercise Price (“Option Price”) per share    See Table 1 for the Option Price of each
of Common Stock:    each Tranche (as defined below)
Total Number of Shares Subject to Option:    900,000
Term/Expiration Date:    __________
Type of Option:                    Non-Qualified Option

II.     AGREEMENT

A.     Grant of Option. The Company has granted to Optionee an Option to purchase the number of shares of Common Stock set forth in the Notice of Grant (“Shares”), at the Option Prices set forth on Table 1. As detailed in Table 1, below, the Option is divided into five tranches (each a “Tranche”), with each Tranche representing a portion of the Option covering the number of Shares specified for the applicable Tranche in Table 1 with the Option Price specified for the applicable Tranche, which Option Price must at least exceed the Market Value per Share on the Date of Grant (as applicable, the “Exercise Price”). The Option is not intended to constitute an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time (the “Code”).

Table 1 – Option Prices

Tranche #	Number of Shares of Common Stock Subject to Tranche	Exercise Price
1	100,000	$30.00
2	200,000	$35.00
3	200,000	$40.00
4	200,000	$45.00
5	200,000	$50.00

1.Vesting.

(a)    General. Subject to Section II.A.1(b), each Tranche of the Option (unless terminated as hereinafter provided) shall vest and become exercisable ratably in substantially equal installments on each of the first five anniversaries of the Date of Grant (each, a “Vesting Date”), subject generally to Optionee’s commencement of employment with the Company and continued status as a Service Provider through each such Vesting Date.

(b)     Termination of Service; Forfeiture. Notwithstanding any other provision of this Agreement:

(i)    Voluntary Termination; Termination for Cause; Breach of Other Obligations. Except as necessary to effect the anticipatory termination provisions, if applicable, in Section II.A.1(b)(iv)(A)(2), any portion of the Option that has not vested in accordance with Section II.A.1(a) shall be cancelled and forfeited as of the date Optionee voluntarily terminates as a Service Provider (other than for Good Reason as provided below), if Optionee’s status as a Service Provider is involuntarily terminated by the Company or a Subsidiary for Cause, or if Optionee violates the provisions of Section II.B.3 below. Notwithstanding the foregoing, no termination of Optionee’s employment shall qualify as a termination for Cause unless (x) the Company notifies Optionee in writing of the Company’s intention to terminate Optionee’s employment for Cause within 90 days following the initial existence of the occurrence or event giving rise to Cause, (y) Optionee fails to cure such occurrence or event within 30 days after receipt of such notice from the Company and (z) the Company terminates Optionee’s employment within 45 days after the expiration of Optionee’s cure period in subsection (y). In the event that Optionee’s service with the Company is terminated by the Company for Cause, the Option shall terminate without consideration with respect to all Common Stock subject to the Option (whether vested or unvested) as of the start of business on the date of such termination.
(ii)    Death; Disability. If Optionee ceases to be a Service Provider prior to any Vesting Date as a result of Optionee’s death or Disability (a “Death/Disability Termination”), Optionee shall fully vest in an additional portion of each Tranche of the Option equal to the Pro-Rata Portion for such Tranche as of the date of such Death/Disability Termination. For purposes of this Section II.A.1(b)(ii), with respect to each such Tranche, the “Pro-Rata Portion” will consist of the number of shares of Common Stock (rounded to the nearest whole share) subject to such Tranche equal to the product of (A) the quotient of (1) the number of shares of Common Stock subject to such Tranche, divided by (2) five, multiplied by (B) a fraction (not greater than one) (1) the numerator of which is the number of days from the Vesting Date immediately prior to the Death/Disability Termination until the date of such Death/Disability Termination, and (2) the denominator of which is the total number of days from the Vesting Date immediately prior to the Death/Disability Termination until the Vesting Date immediately subsequent to such Death/Disability Termination.
(iii)    Qualifying Termination Prior to a Change in Control. Subject, if applicable, to the anticipatory termination provisions in Section II.A.1(b)(iv)(A)(2), if Optionee has a Qualifying Termination that occurs prior to (or more than two years after) a Change in Control and before the final Vesting Date (a “Pre-CIC Qualifying Termination”), Optionee shall fully vest in an additional portion of each Tranche of the Option equal to the Pro-Rata Portion for such Tranche as of the date of such Pre-CIC Qualifying Termination. For purposes of this Section II.A.1(b)(iii), with respect to each such Tranche, the “Pro-Rata Portion” will consist of the number of shares of Common Stock (rounded to the nearest whole share) subject to such Tranche equal to the product of (A) the quotient of (1) the number of shares of Common Stock subject to such Tranche, divided by (2) five, multiplied by (B) a fraction (not greater than one) (1) the numerator of which is the number of days from the Vesting Date immediately prior to the Pre-CIC Qualifying Termination until the date of such Pre-CIC Qualifying Termination, and (2) the denominator of which is the total number of days from the Vesting Date immediately prior to the Pre-CIC Qualifying Termination until the Vesting Date immediately subsequent to such Pre-CIC Qualifying Termination.
(iv)    Change in Control. Notwithstanding Section II.A.1(a), in the event of a Change in Control that occurs prior to the final Vesting Date or the forfeiture of the Option subject to this Award, such unvested Option shall vest and become exercisable in accordance with this Section II.A.1(b)(iv):
(A)    If at any time before the vesting or forfeiture of all of the Option subject to this Award, a Change in Control occurs and (1) Optionee is still a Service Provider or (2) Optionee has experienced a Qualifying Termination within ninety (90) days prior to the Change in Control, then the Option will vest and become exercisable in its entirety (except, in the case where Optionee is still a Service Provider, to the extent that a Replacement Award is provided to Optionee in accordance with Section II.A.1(b)(iv)(B) to continue, replace or assume the Option covered by this Agreement (the “Replaced Award”)) immediately prior to the Change in Control. Any portion of the Option that vests in accordance with this Section II.A.1(b)(iv) will remain exercisable and will terminate as provided for in Section II.A.2 of this Agreement.
(B)    For purposes of this Agreement, a “Replacement Award” means an award (1) of the same type (e.g., time-based stock options) as the Replaced Award, (2) that has a value at least equal to the value of the Replaced Award, (3) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (4) if Optionee holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Optionee under the Code are not less favorable to such Optionee than the tax consequences of the Replaced Award, and (5) the other terms and conditions of which are not less favorable to Optionee holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section II.A.1(b)(iv)(B) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(C)    If, after receiving a Replacement Award, Optionee experiences a Qualifying Termination with the Company and its Subsidiaries (or any of their successors) (as applicable, the “Successor”), within a period of two years after the Change in Control and during the remaining vesting period for the Replacement Award, the Replacement Award shall become fully vested, exercisable and nonforfeitable with respect to the time-based options covered by such Replacement Award upon such termination.

(D)    If a Replacement Award is provided, notwithstanding anything in this Agreement to the contrary, any outstanding Option subject to this Award that at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be vested and nonforfeitable at the time of such Change in Control.
Except as necessary to effect the anticipatory termination provisions, if applicable, in Section II.A.1(b)(iv)(A)(2), any portion of the Option that does not vest in accordance with Section II.A.1(a) or this Section II.A.1(b) shall be canceled and forfeited as of the date Optionee ceases to be a Service Provider
2.     Termination. The Option shall terminate on the earliest of the following dates:
(a)     Ninety days after the termination of Optionee’s status as a Service Provider, unless such termination (i) is a result of Optionee’s death or Disability as described in Section II.A.2(b) or II.A.2(c), or (ii) by the Company or a Subsidiary for Cause;

(b)     One year after Optionee’s death, if such death occurs while Optionee is a Service Provider;

(c)    One year after Optionee’s service with the Company is terminated due to Optionee’s Disability;

(d)     The date Optionee’s service with the Company is terminated for Cause; or

(e)     The Expiration Date provided in the Notice of Grant.

3.     Exercise and Payment of Option. The Option is exercisable as follows:

(a)     General. The Option shall be exercisable by Optionee (or by Optionee’s guardian, legal representative, or estate, as applicable) cumulatively according to the vesting schedule referenced in the Notice of Grant and shall be exercisable in whole or in part from time to time by written notice (substantially in a form acceptable to the Company) (“Exercise Notice”). The Exercise Notice must state the number of Shares for which the Option is being exercised and contain such other representations and agreements with respect to such Shares as may be required by the Company. The Exercise Notice must be accompanied by payment of the Exercise Price plus payment of any applicable withholding taxes. The Option shall be deemed to be exercised upon receipt by the Company of such Exercise Notice accompanied by the Exercise Price and payment of any applicable withholding taxes. For the avoidance of doubt, the Option may not be exercised for a fraction of a share of Common Stock and may be exercised at any time prior to the termination of the Option set forth in Section II.A.2.

(b)     Form of Payment. Payment of the Exercise Price by Optionee shall be (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Exercise Price, (iii) through a net exercise method substantially similar to that described in Section 4 of the Plan, or (iv) by any combination of the foregoing methods of payment. Optionee shall be solely responsible for any income or other tax consequences imposed on Optionee from any payment for shares of Common Stock with Optionee’s Common Stock.

(c)    Stock Transfer Records. Provided that the notice of exercise and payment are in form and substance satisfactory to counsel for the Company, as soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Common Stock purchased, and the Company shall deliver to Optionee book entry ownership or one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company. Shares of Common Stock purchased pursuant to exercise hereunder may be issued to Optionee and such other person, as joint owners with the right of survivorship, as is specifically described in such exercise notice. Optionee shall be solely responsible for any income or other tax consequences of such a designation of ownership hereunder (or the severance thereof).

(d)     Restrictions on Exercise. If the issuance of Common Stock upon exercise or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, the Option may not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

4.     Restrictions on Shares. Optionee hereby agrees that any and all Common Stock purchased upon each exercise of the Option shall be subject to the terms and conditions set forth in the Exercise Notice, and Optionee further agrees to be bound by the terms of such Exercise Notice with respect to all such Common Stock.

5. No Dividend Equivalent Rights. Optionee shall not be entitled to dividend equivalents with respect to the Option or the Common Stock underlying the Option.

6.     Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by the Option, in the Option Prices provided for the Option, and in the other Award terms as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Optionee that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for the Option such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of the Award so replaced in a manner that complies with Section 409A of the Code. In addition, to the extent that an Option Price for the Option is greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such applicable portion of the Option without any payment to the Optionee.

7.     Rights as a Stockholder. Optionee will not have any rights of a stockholder (including voting and dividend rights) with respect to the Option covered by this Award.

B.     Other Terms and Conditions.

1.     Non-Transferability of Award. Except as described below, and subject to Section 409A, this Award and the Option subject to this Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The terms of this Award are binding on the executors, administrators, heirs, successors and assigns of Optionee.

2.     Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by Optionee under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that Optionee make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld. If Optionee’s benefit is to be received in the form of shares of Common Stock, then (a) if Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Optionee agrees that the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld, and (b) if Optionee is not subject to Section 16 of the Exchange Act, Optionee may elect that all or any part of such withholding requirement be satisfied by the retention by the Company a portion of the Common Stock to be delivered to Optionee, by delivering to the Company other Common Stock held by Optionee, or by tendering sufficient funds in cash or cash equivalent to the Company. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Optionee’s income. In no event will the fair market value of the shares of Common Stock to be withheld or delivered pursuant to this Section II.B.2 to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed (x) the maximum amount that could be required to be withheld or (y) if so determined by the Committee after the date hereof, the minimum amount required to be withheld.
        3.    Restrictive Covenants.
    (a)    Generally. The Company would not be providing the Option or Common Stock to Optionee without Optionee’s agreement to abide by the restrictive covenants described herein. The provisions herein are appropriate in light of the position that Optionee has with the Company and the relationships and confidential and trade secret information that Optionee has been and will be exposed to because of Optionee’s position. Notwithstanding anything herein to the contrary, if Optionee is subject to the restrictive covenants set forth in Section 7 (or any successor provision) of the TriMas Corporation Executive Severance/Change in Control Policy (or any successor policy) or the restrictive covenants set forth in a separate, stand-alone severance agreement (or any successor agreement) with the Company, then (i) such other restrictive covenants, rather than the restrictive covenants in this Section II.B.3, shall apply to Optionee, and (ii) Optionee’s violation of such other restrictive covenants shall be treated as a violation of the restrictive covenants in this Section II.B.3 for purposes of this Agreement.
    (b)    Confidentiality. Recognizing Optionee’s fiduciary duties to the Company, as a condition of this Agreement, Optionee agrees that he or she shall not, at any time before or after termination of employment, in any fashion, form or manner, either directly or indirectly, use, divulge, disclose or communicate, or cause or permit any other person or entity to use, divulge, disclose or communicate, to any person, firm, company or entity, in any manner whatsoever, any Confidential Information (as defined below) of the Company except with the prior written consent of the Board, to the extent specifically required to be disclosed by applicable law, or except as required in the reasonable performance of Optionee’s duties as an employee of the Company. Optionee agrees to notify the Company as soon as reasonably possible after being subpoenaed or otherwise requested by any third party to disclose any Confidential Information, except as required in the reasonable performance of Optionee’s duties as an employee of the Company. This Section II.B.3 shall not result in the forfeiture of the Option or any clawback or recoupment of the Award for the disclosure of a trade secret if that disclosure (i) is made in confidence to a federal, state or local government official or to an attorney for the sole purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Pursuant to 18 U.S.C. § 1833(b), and as set forth fully therein, notice is hereby given that Optionee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Notwithstanding anything in this Agreement to the contrary (or in any other agreement, contract or arrangement with the Company or its subsidiaries or affiliates, or in any policy, procedure or practice of the Company or its subsidiaries or affiliates (collectively, the “Arrangements”)): (x) nothing in the Arrangements or otherwise limits Optionee’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002); and (y) nothing in the Arrangements or otherwise prohibits or is intended to restrict or impede Optionee from discussing the terms and conditions of their employment with coworkers or union representatives or exercising protected rights under Section 7 of the National Labor Relations Act, or prevents Optionee from, without prior notice to the Company, providing information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification Optionee is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act). The Company nonetheless asserts and does not waive its attorney-client privilege over any information (including documents) appropriately protected by privilege.
    (c)    Covenants Against Competition and Solicitation.
        (i)    Optionee agrees that, while Optionee is employed by the Company, and for 12 months thereafter, Optionee shall not engage, either directly or indirectly, as a principal for Optionee’s own account or jointly with others, or as a stockholder in any corporation or joint stock association, or as a partner or member of a general or limited liability entity, or as an employee, officer, director, agent, consultant or in any other advisory capacity in any Competitive Business that designs, develops, manufactures, distributes, sells or markets the type of products or services sold, distributed or provided by the Company, during the one-year period prior to the date of employment termination and with which Optionee was involved and/or oversaw (the “Business”); provided that nothing herein shall prevent Optionee from owning, directly or indirectly, not more than five percent of the outstanding shares of, or any other equity interest in, any entity engaged in the Business and listed or traded on a national securities exchange or in an over-the-counter securities market.
    (ii)    Optionee further understands and agrees that while Optionee is employed by the Company and for 12 months thereafter Optionee shall not directly or indirectly solicit business (relating to the Business) from, attempt to entice away from the Company, or interfere with the Company’s relationship with any entity that is a client or customer of the Company at the time of such solicitation, enticement, or interference, or that was identified or solicited as a client or customer of the Company during the time that Optionee performed services for the Company, unless such entity shall have ceased to have been such a customer for a period of at least six months as of the time of such solicitation.
        (iii)    Optionee further understands and agrees that while Optionee is employed by the Company and for 12 months thereafter Optionee shall not directly or indirectly employ or solicit, or receive or accept the performance of services by, any then-current employee of the Company who is employed primarily in connection with the Business, or any former employee of the Company who was employed by the Company primarily in connection with the Business at any time within the 12-month period immediately prior to such employment, solicitation, receipt or acceptance, except in connection with general, non-targeted recruitment efforts such as advertisements and job listings, or directly or indirectly induce any employee of the Company to leave the Company, or assist in any of the foregoing.
    (d)    Determination by the Board. Upon entering into this Agreement, Optionee understands and agrees that a determination of the Board shall be final and binding on the issue of whether Optionee’s actions are or will be in violation of this Section II.B.3. Optionee may request in writing from the Board an advance determination as to whether Optionee’s proposed actions will violate this Section II.B.3.
    (e)    Certain Definitions. The following definitions shall apply solely with respect to this Section II.B.3:
(i)    “Company” means (A) during the Optionee’s employment with the Company, the Company and any and all direct and indirect subsidiary, parent, affiliated or related companies of the Company for which the Optionee has worked or had responsibility during the Optionee’s employment with the Company, and (B) after the Optionee’s termination of employment with the Company, the Company and any and all direct and indirect subsidiary, parent, affiliated or related companies of the Company for which Optionee worked or had responsibility at the time of the Optionee’s termination of employment and at any time during the one-year period prior to such termination of employment.
(ii)    “Competitive Business” means a person or entity that engages in any business engaged in by the Company, and that does so in a geographic area in which the Company engage(s) in that business, as evidenced on the Company’s website, in the marketing materials of the Company or by the books and records of the Company, and “engages” includes actively planning to engage in the business.
(iii)    “Confidential Information” means trade secrets of the Company and all other confidential or proprietary information that relates to any aspect of the Company’s businesses that cannot freely and readily be obtained from sources outside of the Company. Confidential Information is meant to encompass the broadest enforceable definition of the Company’s intellectual property, and includes but is not limited to: financial and business information; customer and potential customer lists; customer contact information; pricing policies; vendor lists and information; third-party agreements and relationships; contractual, business, and financial information relating to the Company’s customers or other third parties which the Company is obligated to hold in confidence and/or not disclose; personnel, medical, compensation, and benefits information relating to employees, former employees, and persons affiliated with the Company; systems, login identifications and passwords, processes, methods, and policies; company strategies and plans; databases, company data, and technologies related to the Company’s business; and marketing and advertising materials which have not been published. “Confidential Information” shall not include information that Optionee can establish was already in the public domain at the time of disclosure through no fault of Optionee.

(f)    Tolling. The restricted time periods in Section II.B.3 shall be tolled during any time period that Optionee is in violation of such covenants, as determined by a court of competent jurisdiction, so that the Company may realize the full benefit of its bargain. This tolling shall include any time period during which litigation is pending, but during which Optionee has continued to violate such protective covenants.
(g)    Relief, Remedies, and Enforcement. Optionee acknowledges that the covenants contained in this Agreement are reasonable and necessary to protect the legitimate interests of the Company and that any breach or threatened breach of any such covenants will cause irreparable injury to the Company for which money damages would not provide an adequate remedy. If Optionee breaches, or threatens to commit a breach of, any of the provisions of this Agreement, the Company shall have the right to seek appropriate equitable relief, including a permanent injunction or similar court order enjoining Optionee from violating any of such provisions, and that, pending the hearing and the decision on the application for permanent equitable relief, the Company shall be entitled to a temporary restraining order and a preliminary injunction, without the necessity of showing actual monetary damages or the posting of a bond or other security. No such remedy shall be construed to be the exclusive remedy of the Company and any and all such remedies shall be held and construed to be cumulative and not exclusive of any rights or remedies, whether at law or in equity, otherwise available under the terms of this Agreement, at common law or under federal, state or local statutes, rules and regulations.
(h)    Separate Covenants. Each of the covenants contained in this Section II.B.3 are separate and distinct covenants of Optionee.
        4.    Section 409A of the Code. To the extent applicable, it is intended that this Agreement comply with or be exempt from the provisions of Section 409A of the Code. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Optionee).
        5.    No Continued Right as Service Provider. Nothing in this Agreement confers on Optionee any right to continue as a Service Provider, or interferes with or restricts in any way the rights of the Company or any Subsidiary or affiliate of the Company, which are hereby expressly reserved, to discharge Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between Optionee and the Company or any Subsidiary.
        6.    Effect on Other Benefits. In no event will the value, at any time, of the Option or any other payment or right to payment under this Agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to employees of, or other Service Providers to, the Company or any Subsidiary unless otherwise specifically provided for in such plan.

        7.    Third-Party Beneficiaries. If Optionee is or was employed by a subsidiary of the Company, then such subsidiary is intended to be a third-party beneficiary of this Agreement and shall have the right to enforce this Agreement, including, but not limited to, the provisions of Section II.B.3.
        8.    Unfunded and Unsecured General Creditor. Optionee, as a holder of Option and rights under this Agreement has no rights other than those of a general creditor of the Company. The Option represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of this Agreement.
        9.    Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.
        10.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Option, or future awards that may be granted, by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
        11.    Nature of Grant. In accepting this Award, Optionee acknowledges that:
    (a)    the grant of the Option is voluntary and discretionary award being made on a one-time basis and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted repeatedly in the past;
    (b)    all decisions with respect to future stock option grants, if any, will be at the sole discretion of the Committee;
    (c)    the Option and the Common Stock subject to the Option are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or Optionee’s employer, and which is outside the scope of Optionee’s employment contract, if any;
    (d)    the Option and the Common Stock subject to the Option are not intended to replace any pension rights or compensation;
    (e)    the future value of the underlying Common Stock is unknown and cannot be predicted with certainty;
    (f)    the Option and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;

    (g)    in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s employment with the Company or Optionee’s employer and Optionee irrevocably releases the Company and Optionee’s employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Optionee shall be deemed irrevocably to have waived any entitlement to pursue such claim; and
    (h)    except as otherwise provided in this Agreement, in the event Optionee ceases to be a Service Provider, Optionee’s right to vest in the Option under this Agreement, if any, will terminate effective as of the date that Optionee is no longer a Service Provider and will not be extended by any notice period mandated under local law (e.g., active service would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Optionee is no longer a Service Provider for purposes of the Option.
        12.    California Addenda. Notwithstanding any provisions in this Agreement, the Option and this Agreement shall also be subject to the special terms and conditions set forth in the California Addendum attached as Appendix B to this Agreement (which modifies and amends this Agreement to the extent provided for in Appendix B) during any period in which Optionee is employed and/or resides in California, or for which the Company determines that the application of the terms and conditions of Appendix B is necessary or advisable in order to comply with applicable law. The California Addendum attached hereto as Appendix B constitutes part of this Agreement.
        13.    Administration. This Agreement will be administered by the Committee. The interpretation and construction by the Committee of any provision of this Agreement and any determination by the Committee pursuant to any provision of this Agreement or of any notification or document related hereto will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, subject to Section II.A.5, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained or referenced in this Agreement, and no authorization in any section or other provision of this Agreement is intended or may be deemed to constitute a limitation on the authority of the Committee.
        14.    Amendments.
(a)    The Committee may at any time and from time to time amend this Agreement in whole or in part; provided, however, that if an amendment to this Agreement requires approval by the Stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the shares of Common Stock are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained; provided further, that no amendment shall adversely affect Optionee’s rights under this Agreement without Optionee’s written consent. Notwithstanding the foregoing, Optionee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
(b)    For the avoidance of doubt, except in connection with a corporate transaction or event described in Section II.A.6 of this Agreement or in connection with a Change in Control, the terms of this Agreement may not be amended to reduce the Exercise Price of the Option, or cancel the Option if it is outstanding and “underwater” in exchange for cash, other awards or Option Rights with an Option Price that is less than the Exercise Price of Optionee’s original Option, without Stockholder approval. This Section 14 is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the kinds of adjustments described in Section 11 of the Plan. Notwithstanding any provision of this Agreement to the contrary, this Section 14 may not be amended without approval by the Stockholders.
        15.    Relation to Plan. This Award has not been awarded pursuant to the Plan. For the avoidance of doubt, the share limitations and share counting and recycling rules set forth in the Plan shall not apply with respect to the Award.
        16.    Governing Law; Choice of Forum; Jury Trial Waiver. This Agreement is governed by and construed in accordance with the laws of the State of Michigan, notwithstanding conflict of law provisions. Optionee further agrees that any action by Optionee to challenge the enforceability of this Agreement must be brought or litigated exclusively in the appropriate state or federal court located in the State of Michigan. Optionee and the Company also agree that any action by the Company to enforce this Agreement, as well as any related disputes or litigation related to this Agreement, must be brought in the appropriate state or federal court located in the State of Michigan. Optionee agrees and consents to the personal jurisdiction and venue of the federal or state courts of Michigan for resolution of any disputes or litigation arising under or in connection with this Agreement or any challenge to this Agreement and waives any objections or defenses to personal jurisdiction or venue in any such proceeding before any such court. OPTIONEE AND THE COMPANY AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
        17.    Clawback Policy.
(a)    Notwithstanding anything in this Agreement to the contrary, Optionee acknowledges and agrees that this Agreement and the Award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policy or policies as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock at any point may be traded) (the “Compensation Recovery Policy”), and that, to the extent the Compensation Recovery Policy, by its terms, is applicable to the Award, applicable terms of this Agreement will be (if necessary) deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof. Further, by accepting the Award covered by this Agreement, Optionee (i) consents to be bound by the terms of the Compensation Recovery Policy, as applicable, (ii) agrees and acknowledges that Optionee is obligated to and will cooperate with, and will provide any and all assistance necessary to, the Company in any effort to recover or recoup any compensation or other amounts subject to clawback or recovery pursuant to the Compensation Recovery Policy and/or applicable laws, rules, regulations, stock exchange listing standards or other Company policy, and (iii) agrees that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from Optionee of any such amounts, including from Optionee’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
(b)    Without limiting the foregoing, violation of Section II.B.3 of this Agreement prior to the final Vesting Date and thereafter, as determined by the Board, shall result in the forfeiture of the Option, and clawback and recoupment of any shares of Common Stock issued or transferred to Optionee in settlement of the Option.
        18.    Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embodies the complete and entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and preempts any and all prior promises, understandings, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof (or any element thereof) in any way.

19.Prevailing Party Legal Fees. In the event of litigation or dispute between the Company and Optionee related to the Award or this Agreement, the non-prevailing party in such litigation or dispute shall reimburse the prevailing party for any costs and expenses (including, without limitation, attorneys’ fees) reasonably incurred by the prevailing party in connection therewith.

20.Acknowledgement. The Optionee acknowledges that the Optionee (a) has had an opportunity to review the terms of this Agreement, (b) understands the terms and conditions of this Agreement and (c) agrees to such terms and conditions.

(Signature Page Follows)

This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.

TRIMAS CORPORATION

Dated as of: __________	By: _______________________________ Name: Jodi F. Robin Title: General Counsel and Secretary

OPTIONEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT CONFERS ON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE COMPANY OR ANY PARENT OR SUBSIDIARY, NOR INTERFERES IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.
BY CLICKING THE “ACCEPT” BUTTON BELOW, OPTIONEE ACCEPTS THIS AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. OPTIONEE HAS REVIEWED THIS AGREEMENT IN THEIR ENTIRETY. OPTIONEE AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THIS AWARD.

APPENDIX A
TO
NON-QUALIFIED STOCK OPTION INDUCEMENT AWARD AGREEMENT

GLOSSARY
For purposes of this Agreement:

“Cause” means (a) Optionee’s conviction of or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any State thereof or any other jurisdiction in which the Company or its Subsidiaries conduct business; (b) Optionee’s willful misconduct in the performance of his or her duties to the Company or its Subsidiaries and failure to cure such breach within 30 days following written notice thereof from the Company; (c) Optionee’s willful failure or refusal to follow directions from the Board (or direct reporting executive) and failure to cure such breach within 30 days following written notice thereof from the Board; or (d) Optionee’s breach of fiduciary duty to the Company or its Subsidiaries for personal profit. Any failure by the Company or a Subsidiary of the Company to notify Optionee after the first occurrence of an event constituting Cause shall not preclude any subsequent occurrences of such event (or a similar event) from constituting Cause.

“Change in Control” will be deemed to have occurred upon the occurrence (after the date of this Agreement (“Agreement Date”)) of any of the following events:

(a)    any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (i) of Section (c) of this definition;

(b)    the following individuals cease for any reason to constitute a majority of the number of members of the Board (each, a “Director”) then serving on the Board: individuals who, on the Agreement Date, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors) whose appointment or election by the Board or nomination for election by the Stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Agreement Date or whose appointment, election or nomination for election was previously so approved or recommended (the “Incumbent Board”); provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (an “Election Contest”) or other actual or threatened solicitation of proxies or
    i

consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c)    there is consummated a merger, consolidation, wind-up, reorganization or restructuring of the Company with or into any other entity, or a similar event or series of such events, other than (i) any such event or series of events which results in (A) the voting securities of the Company outstanding immediately prior to such event or series of events continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (ii) any such event or series of events effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(d)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (i) at least 51% of the combined voting power of the voting securities of which are owned by Stockholders in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (ii) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an
    ii

entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a “Change in Control” shall be deemed to have occurred only if the transaction or event qualifies as a Section 409A Change in Control.

“Disability” means (a) Optionee is unable to engage in any substantial activity due to medically determinable physical or medical impairment expected to result in death or to last for a continuous period of not less than 12 months, or (b) if due to any medically determinable physical or mental impairment expected to result in death or last for a continuous period not less than 12 months, Optionee has received income replacement benefits for a period of not less than three months under an accident and health plan sponsored by the Company.

“Good Reason” means:

(a)     A material and permanent diminution in Optionee’s duties or responsibilities, other than any such diminution resulting from events or circumstances reasonably impacting the duties or responsibilities of substantially all other Company executive officers having primarily Company-wide duties or responsibilities;

(b)    A material reduction in the aggregate value of base salary and bonus opportunity provided to Optionee by the Company; or

(c)    A permanent reassignment of Optionee to another primary office more than 50 miles from the current office location, which reassignment is not otherwise approved by the Board.

Optionee must notify the Company of Optionee’s intention to invoke termination for Good Reason within 90 days after Optionee has knowledge of such event and provide the Company 30 days’ opportunity for cure, and Optionee must actually terminate Optionee’s employment with the Company prior to the 365th day following such occurrence or such event shall not constitute Good Reason. Optionee may not invoke termination for Good Reason if Cause exists or Optionee has violated Section II.B.3 of the Agreement at the time of such termination.

“Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the Nasdaq Stock Market or, if the shares of Common Stock are not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in this Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
    iii

“Qualifying Termination” means a termination of Optionee’s status as a Service Provider with the Company and its Subsidiaries for any reason other than:
(a)     death;
(b)     Disability;
(c)     Cause; or
(d)    by Optionee without Good Reason.
“Section 409A Change in Control” means a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code.

“Service Provider” means an individual actively providing services to the Company or a Subsidiary.

“Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

    iv

APPENDIX B
TO
NON-QUALIFIED STOCK OPTION INDUCEMENT AWARD AGREEMENT

CALIFORNIA ADDENDUM

Additional Potential Terms and Conditions

Terms and Conditions

This California Addendum (“Addendum”) includes additional terms and conditions that govern the Option granted to you under the Non-Qualified Stock Option Inducement Award Agreement (the “Agreement”). These additional terms and conditions modify and amend the Agreement, to the extent provided for in this Addendum, during any period in which Optionee is employed and/or resides in California, or for which the Company determines that the application of the terms and conditions of this Addendum is necessary or advisable in order to comply with applicable law. Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Agreement that relates to Optionee’s Award. By accepting the Award, Optionee agrees to be bound by the terms and conditions contained in the paragraphs below, the Agreement, and the terms of any other document that may apply to Optionee and the Award.

Restrictive Covenants. Section II.B.3 of the Agreement is hereby amended in its entirety to read as follows:

    “3.    Restrictive Covenants.
(a)    Generally. The Company would not be providing Option or Common Stock to Optionee without Optionee’s agreement to abide by the restrictive covenants described herein. The provisions herein are appropriate in light of the position that Optionee has with the Company and the relationships and confidential and trade secret information that Optionee has been and will be exposed to because of Optionee’s position.
(b)    Confidentiality. Recognizing Optionee’s fiduciary duties to the Company, as a condition of this Agreement, Optionee agrees that he or she shall not, at any time before or after termination of employment, in any fashion, form or manner, either directly or indirectly, use, divulge, disclose or communicate, or cause or permit any other person or entity to use, divulge, disclose or communicate, to any person, firm, company or entity, in any manner whatsoever, any Confidential Information (as defined below) of the Company except with the prior written consent of the Board, to the extent specifically required to be disclosed by applicable law, or except as required in the reasonable performance of Optionee’s duties as an employee of the Company. Optionee agrees to notify the Company as soon as reasonably possible after being subpoenaed or otherwise requested by any third party to disclose any Confidential Information, except as required in the reasonable performance of Optionee’s duties as an employee of the Company. This Section II.B.3 shall not result in the forfeiture of the Option or any clawback or recoupment of the Award for the disclosure of a trade secret if that disclosure
    i

(i) is made in confidence to a federal, state or local government official or to an attorney for the sole purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Pursuant to 18 U.S.C. § 1833(b), and as set forth fully therein, notice is hereby given that Optionee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Notwithstanding anything in this Agreement to the contrary (or in any other agreement, contract or arrangement with the Company or its subsidiaries or affiliates, or in any policy, procedure or practice of the Company or its subsidiaries or affiliates (collectively, the “Arrangements”)): (x) nothing in the Arrangements or otherwise limits Optionee’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002); and (y) nothing in the Arrangements or otherwise prohibits or is intended to restrict or impede Optionee from discussing the terms and conditions of their employment with coworkers or union representatives or exercising protected rights under Section 7 of the National Labor Relations Act, or prevents Optionee from, without prior notice to the Company, providing information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification Optionee is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act). The Company nonetheless asserts and does not waive its attorney-client privilege over any information (including documents) appropriately protected by privilege.
(c)    Covenant Against Solicitation. Optionee further understands and agrees that while Optionee is employed by the Company and for 12 months thereafter Optionee shall not directly or indirectly employ or solicit, or receive or accept the performance of services by, any then-current employee of the Company who is employed primarily in connection with the Business, or any former employee of the Company who was employed by the Company primarily in connection with the Business at any time within the 12-month period immediately prior to such employment, solicitation, receipt or acceptance, except in connection with general, non-targeted recruitment efforts such as advertisements and job listings, or directly or indirectly induce any employee of the Company to leave the Company, or assist in any of the foregoing. The “Business” shall mean the design, development, manufacture, distribution, sale or marketing of the type of products or services sold, distributed or provided by the Company during the one-year period prior to the date of employment termination and with which Optionee was involved and/or oversaw.
(d)    Determination by the Board. Upon entering into this Agreement, Optionee understands and agrees that a determination of the Board shall be final and binding on the issue of whether Optionee’s actions are or will be in violation of this Section II.B.3. Optionee may request in writing from the Board an advance determination as to whether Optionee’s proposed actions will violate this Section II.B.3.
(e)    Certain Definitions. The following definitions shall apply solely with respect to this Section II.B.3:
(i)    “Company” means (A) during the Optionee’s employment with the Company, the Company and any and all direct and indirect subsidiary, parent, affiliated or related companies of the Company for which the Optionee has worked or had responsibility during the Optionee’s employment with the Company, and (B) after the Optionee’s termination of employment with the Company, the Company and any and all direct and indirect subsidiary, parent, affiliated or related companies of the Company for which Optionee worked or had responsibility at the time of the Optionee’s termination of employment and at any time during the one-year period prior to such termination of employment.
(ii)    “Confidential Information” means trade secrets of the Company and all other confidential or proprietary information that relates to any aspect of the Company’s businesses that cannot freely and readily be obtained from sources outside of the Company. Confidential Information is meant to encompass the broadest enforceable definition of the Company’s intellectual property, and includes but is not limited to: financial and business information; customer and potential customer lists; customer contact information; pricing policies; vendor lists and information; third-party agreements and relationships; contractual, business, and financial information relating to the Company’s customers or other third parties which the Company is obligated to hold in confidence and/or not disclose; personnel, medical, compensation, and benefits information relating to employees, former employees, and persons affiliated with the Company; systems, login identifications and passwords, processes, methods, and policies; company strategies and plans; databases, company data, and technologies related to the Company’s business; and marketing and advertising materials which have not been published. “Confidential Information” shall not include information that Optionee can establish was already in the public domain at the time of disclosure through no fault of Optionee.
(f)    Separate Covenants. Each of the covenants contained in this Section II.B.3 are separate and distinct covenants of Optionee.”
Privacy. A new Section II.B.21 is added to the Agreement to read as follows:

        “21.    Privacy. The Company respects Optionee’s privacy. In order to administer Optionee’s equity award, the Company collects and uses certain personal information about Optionee, including Optionee’s prior equity grant information where applicable. If Optionee is a California resident, Optionee should refer to the Company’s California Consumer Privacy Act Notice for more information about the personal information the Company collects about Optionee and the purposes for which the Company will use such data.”

EXHIBIT C

Severance Agreement

See attached.

SEVERANCE AGREEMENT
THIS SEVERANCE AGREEMENT (this “Agreement”), dated as of __________ (the “Effective Date”), is made and entered into by and between TriMas Corporation, a Delaware corporation (the “Company”), and Thomas J. Snyder (the “Executive”).
WITNESSETH:
WHEREAS, the Executive is an executive of the Company and is expected to make major contributions to the growth and financial strength of the Company;
WHEREAS, the Company desires to provide additional inducement for the Executive to continue to remain in the employ of the Company by providing certain severance benefits in the event of certain terminations of the Executive’s employment by the Company outside of a Change in Control (as defined below);
WHEREAS, the Company also recognizes that the possibility of a Change in Control exists and that such possibility, and the uncertainty it may create among management, may result in the distraction or departure of management personnel, to the detriment of the Company and its stockholders;
WHEREAS, the Company desires to help assure itself of the continuity of management and desires to establish certain minimum severance benefits for certain of its executives, including the Executive, applicable including in the event of a Change in Control; and
WHEREAS, the Company wishes to help ensure that its executives are not unduly distracted by the circumstances attendant to the possibility of a Change in Control and to encourage the continued attention and dedication of such executives, including the Executive, to their assigned duties with the Company.
NOW, THEREFORE, the Company and the Executive agree as follows:
1.Certain Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:
(a)    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
(b)    “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(c)    “Cause” shall mean:
(i)    the Executive’s conviction of or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any State thereof or any other jurisdiction in which the Company or its subsidiaries conduct business;
(ii)    the Executive’s willful misconduct in the performance of his duties to the Company or its subsidiaries and failure to cure such breach within 30 days following written notice thereof from the Company;
(iii)    the Executive’s willful failure or refusal to follow directions from the Company’s Board of Directors (the “Board”) and failure to cure such breach within 30 days following written notice thereof from the Board; or
(iv)    the Executive’s breach of fiduciary duty to the Company or its subsidiaries for personal profit.
Any failure by the Company or a subsidiary to notify the Executive after the first occurrence of an event constituting Cause shall not preclude any subsequent occurrences of such event (or a similar event) from constituting Cause.
Notwithstanding the foregoing, no termination of the Executive’s employment shall qualify as a termination for Cause unless (x) the Company notifies the Executive in writing of the Company’s intention to terminate the Executive’s employment for Cause within 90 days following the initial existence of such occurrence or event, (y) the Executive fails to cure such occurrence or event within 30 days after receipt of such notice from the Company and (z) the Company terminates the Executive’s employment within 45 days after the expiration of the Executive’s cure period in subsection (y).
(d)    “Change in Control” shall be deemed to have occurred upon the first of the following events to occur:
(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below;
(ii)    the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new member of the Board (a “Director”) (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-
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thirds of the Directors then still in office who either were Directors on the date of this Agreement or whose appointment, election or nomination for election was previously so approved or recommended (the “Incumbent Board”); provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;
(iii)    there is consummated a merger, consolidation, wind-up, reorganization or restructuring of the Company with or into any other entity, or a similar event or series of such events, other than (A) any such event or series of events which results in (1) the voting securities of the Company outstanding immediately prior to such event or series of events continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (2) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) any such event or series of events effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or
(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 51% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.
Notwithstanding the foregoing, (x) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated
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transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (y) if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a “Change in Control” shall be deemed to have occurred only if the transaction or event qualifies as a Section 409A Change in Control.
(e)    “CIC Multiplier” means 2.0.
(f)    “CIC Period” means the period that begins on the date of the Executive’s termination of employment with the Company and ends on the 24-month anniversary of the date of the Executive’s termination.
(g)    “Disability” means (i) the Executive is unable to engage in any substantial activity due to medically determinable physical or medical impairment expected to result in death or to last for a continuous period of not less than 12 months, or (ii) if due to any medically determinable physical or mental impairment expected to result in death or last for a continuous period not less than 12 months, the Executive has received income replacement benefits for a period of not less than three months under an accident and health plan sponsored by the Company.
(h)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(i)    “Good Reason” shall mean:
(i)     a material and permanent diminution in the Executive’s duties or responsibilities, other than any such diminution resulting from events or circumstances reasonably impacting the duties or responsibilities of substantially all other Company executive officers having primarily Company-wide duties or responsibilities;
(ii)     a material reduction in the aggregate value of base salary and bonus opportunity provided to the Executive by the Company; or
(iii)     A permanent reassignment of the Executive to another primary office more than 50 miles from the current office location, which reassignment is not otherwise approved by the Board.
The Executive must notify the Company of the Executive’s intention to invoke termination for Good Reason within 90 days after the Executive has knowledge of such event and provide the Company 30 days’ opportunity for cure, and the Executive must actually terminate the Executive’s employment with the Company prior to the 365th day following such occurrence or such event shall not constitute Good Reason. The Executive may not invoke termination for Good Reason if Cause exists or the Executive has violated Section 10 of the Agreement at the time of such termination.
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(j)    “Non-CIC Multiplier” means 1.0.
(k)    “Non-CIC Period” means the period that begins on the date of the Executive’s termination of employment with the Company and ends on the 12-month anniversary of the date of the Executive’s termination.
(l)    “Non-Compete Term” shall mean (i) the Non-CIC Period if the Executive is terminated in a manner that gives rise to severance benefits under Section 3, (ii) the CIC Period if the Executive is terminated in a manner that gives rise to severance benefits under Section 4 and (iii) 24 months following the termination of the Executive’s employment with the Company if the Executive’s employment has terminated in any other manner.
(m)     “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same propositions as their ownership of stock of the Company.
(n)     A “Qualifying Termination” shall be defined for purposes of this Agreement as a termination of the Executive’s employment with the Company for any reason other than:
(i)    death;
(ii)     Disability (as defined in this Agreement);
(iii)     Cause (as defined in this Agreement); or
(iv)     A termination by the Executive without Good Reason (as defined in this Agreement).
(o)    A “Section 409A Change in Control” means a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code.
2.Term. This Agreement shall commence as of the Effective Date and expire on the five-year anniversary of the Effective Date (the “Initial Term”); provided, however, that: (a) on the five-year anniversary of the Effective Date and each one-year anniversary thereafter (each such one-year period, an “Additional Term” and together with the Initial Term, the “Term”), the Term will automatically be extended for an additional year unless, not later than 90 days prior to end of the Term, the Company or the Executive shall have given notice to the other that it or the Executive, as applicable, does not wish to have the Term so extended; (b) if, prior to a Change in Control, the Executive ceases for any reason to be an employee of the Company or any Affiliate of the Company, thereupon without further action the Term shall be deemed to have expired and this Agreement will immediately terminate and be of no further effect (but subject to satisfaction of the terms and conditions of this Agreement regarding such termination, including the terms of
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any Anticipatory Termination under Section 4 of this Agreement);]and (c) notwithstanding Section 2(a), after a Change in Control, this Agreement may not be terminated or amended in any manner prior to the fifth business day following the two-year anniversary of the Change in Control without the prior written consent of the Executive. For purposes of this Section 2, the Executive shall not be deemed to have ceased to be an employee of the Company and any Affiliate of the Company by reason of the transfer of the Executive’s employment between the Company and any Affiliate of the Company, or among any Affiliates of the Company.
3.Termination Without Cause or for Good Reason Prior to a Change in Control (and Absent Anticipatory Termination). Except as otherwise set forth in Section 4 of this Agreement, if the Executive’s employment is involuntarily terminated by the Company for any reason other than Cause, Disability or death, or if the Executive’s employment is terminated by the Executive for Good Reason, then the Company shall, subject to Section 10(f) provide the Executive the following severance benefits:
(a)    Payment of an amount equal to the product of (i) the Non-CIC Multiplier, multiplied by (ii) the sum of (A) the Executive’s annual base salary in effect on the date of termination (without regard to any reduction giving rise to Good Reason) and (B) the Executive’s target Short-Term Incentive Plan (as in effect from time to time, the “Short-Term Incentive Plan”) bonus for the full year of termination at the level in effect immediately prior to the date of termination (without regard to any reduction giving rise to Good Reason), payable in equal installments in accordance with the Company’s payroll practices as in effect from time to time, commencing on the 60th day following the date of termination and ending on the last payroll date of the Company in the last month of the Non-CIC Period, provided that the first such payment shall include all amounts that would have been paid to the Executive in accordance with the Company’s payroll practices if such payments had begun on the date of termination;
(b)    Payment of all (i) accrued but unpaid base salary through the date of termination and (ii) earned but unused vacation through the date of termination, payable by the next payroll date following termination of employment;
(c)    Payment of the Executive’s Short-Term Incentive Plan bonus payment for the most recently completed bonus term if a bonus has been earned by the Executive under the Short-Term Incentive Plan for such year but not paid, payable in accordance with the terms of the Short-Term Incentive Plan;
(d)    Payment of the Executive’s Short-Term Incentive Plan bonus for the year of termination, based on actual performance results for the full year and prorated through the Executive’s employment termination date, payable in accordance with the terms of the Short-Term Incentive Plan;
(e)    If the Executive timely elects to continue group health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), and subject to the Company’s COBRA policies, the Company will reimburse the Executive for the employer’s portion of premiums for continued group health coverage under COBRA until the earliest of (i) the termination of the Executive’s COBRA period, (ii) the expiration of the Non-CIC Period, or (iii) the date on which the Executive becomes eligible to receive any medical benefits under any plan or program of any other employer. The Executive will be responsible for payment of the
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COBRA premium and will be reimbursed by the Company for the portion of the premium that the Company would have paid if the Executive had continued to be an employee of the Company. If the COBRA period expires before the applicable Non-CIC Period has elapsed following the Executive’s termination of employment, the Company shall pay the Executive a monthly amount equal to the monthly contribution that the Company would have paid for the Executive’s coverage under the applicable group health plan of the Company if the Executive had continued as an employee of the Company until the earlier of (x) the expiration of the applicable Non-CIC period or (y) the date on which the Executive becomes eligible to receive any medical benefits under any plan or program of any other employer. Any such reimbursements or payments provided to the Executive pursuant to this Section 3(e) will be treated as taxable to the Executive;
(f)    Except for the benefits stated in the applicable portion of this Section 3, and subject to the terms of this Agreement regarding Anticipatory Termination, the Executive’s participation in all benefit plans, programs and arrangements of the Company shall cease as of the date of the Executive’s termination of employment and otherwise be governed by the terms of the plans, programs or arrangements, if any, governing such benefits.
4.Termination Following a Change in Control (or Anticipatory Termination). Notwithstanding Section 3 of this Agreement, if the Executive’s employment with the Company terminates by reason of a Qualifying Termination within two years after a Change in Control (or within ninety (90) days prior to a Change in Control (such termination occurring within ninety (90) days prior to a Change in Control, “Anticipatory Termination”)), then, in place of any other severance payments, benefits or other consideration, pursuant to this Agreement, and subject to all legal requirements, the Company shall, subject to Section 10(f) provide the Executive the following severance benefits:
(a)    If the Change in Control is a Section 409A Change in Control (but not in the case of any Anticipatory Termination), a lump sum payment payable on the 60th day following the date of the Executive’s termination, equal to the product of (i) the CIC Multiplier, multiplied by (ii) the sum of (A) the Executive’s annual base salary rate in effect on the date of termination (without regard to any reduction giving rise to Good Reason) and (B) the Executive’s Short-Term Incentive Plan target bonus for the full year of termination at the level in effect immediately prior to the date of termination (without regard to any reduction giving rise to Good Reason);
(b)    If the Change in Control is not a Section 409A Change in Control (or in the event of any Anticipatory Termination), an amount equal to the product of (i) the CIC Multiplier, multiplied by (ii) the sum of (A) the Executive’s annual base salary rate in effect on the date of termination (without regard to any reduction giving rise to Good Reason) and (B) the Executive’s Short-Term Incentive Plan target bonus for the full year of termination at the level in effect on the date of termination (without regard to any reduction giving rise to Good Reason), payable in equal installments in accordance with the Company’s payroll practices as in effect from time to time, commencing on the 60th day following the date of termination, and ending on the expiration of the CIC Period, provided that the first such payment shall include all amounts that would have been paid to the Executive in accordance with the Company’s payroll practices if such payments had begun on the date of termination;
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(c)    Payment of the Executive’s Short-Term Incentive Plan bonus payment for the most recently completed bonus term if a bonus has been earned by the Executive under the Short-Term Incentive Plan for such year but not yet paid, payable at the time set forth in the Short-Term Incentive Plan, provided that in no event will the Company be permitted to exercise any negative discretion with respect to the amount of such Short-Term Incentive Plan bonus;
(d)    Payment of the Executive’s Short-Term Incentive Plan bonus for the year of termination, based on actual performance results for the full year and prorated the Executive’s employment termination date, payable in accordance with the terms of the Short-Term Incentive Plan, provided that in no event will the Company be permitted to exercise any negative discretion with respect to the amount of such Short-Term Incentive Plan bonus (the “Prorated Bonus”);
(e)    If the Executive timely elects to continue group health care coverage under COBRA, and subject to the Company’s COBRA policies, the Company will reimburse the Executive for the employer’s portion of premiums for continued group health coverage under COBRA until the earliest of (i) the termination of the Executive’s COBRA period, (ii) the expiration of the CIC Period, or (iii) the date on which the Executive becomes eligible to receive any medical benefits under any plan or program of any other employer. The Executive will be responsible for payment of the COBRA premium and will be reimbursed by the Company for the portion of the premium that the Company would have paid if the Executive had continued to be an employee of the Company. If the COBRA period expires before the applicable CIC Period has elapsed following the Executive’s termination of employment, the Company shall pay the Executive a monthly amount equal to the monthly contribution that the Company would have paid for the Executive’s coverage under the applicable group health plan of the Company if the Executive had continued as an employee of the Company until the earlier of (x) the expiration of the applicable CIC period or (y) the date on which the Executive becomes eligible to receive any medical benefits under any plan or program of any other employer. Any such reimbursements or payments provided to the Executive pursuant to this Section 4(e) will be treated as taxable to the Executive;
(f)    Except for the benefits stated in this Section 4, and specifically subject to the terms of this Agreement regarding Anticipatory Termination, the Executive’s participation in all benefit plans, programs and arrangements of the Company shall cease as of the date of the Executive’s termination of employment and otherwise be governed by the terms of the plans, programs or arrangements, if any, governing such benefits.
5.Voluntary Termination by the Executive. If the Executive voluntarily terminates employment with the Company without Good Reason, the Company shall pay the Executive his (a) accrued but unpaid base salary through the date of termination, (b) earned but unused vacation through the date of termination and (c) Short-Term Incentive Plan bonus payment for the most recently completed bonus term if a bonus has been earned by the Executive under the Short-Term Incentive Plan for such year but not paid. The accrued salary and vacation time shall be payable by the next normal payroll date following the date of the Executive’s termination of employment, and the Short-Term Incentive Plan award shall be payable in accordance with the terms of the Short-Term Incentive Plan. Except for the benefits stated in this Section 5, the Executive’s participation in all benefit plans, programs and arrangements of the Company shall
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cease as of the date of the Executive’s termination of employment and otherwise be governed by the terms of the plans, programs or arrangements, if any, governing such benefits.
6.Termination for Cause. If the Company terminates the Executive with Cause, the Company shall pay the Executive his (a) accrued but unpaid base salary through the date of termination, and (b) earned but unused vacation through the date of termination payable by the next normal payroll date following the date of the Executive’s termination of employment. The Executive shall not be entitled to payment of any Short-Term Incentive Plan award, whether declared and unpaid for any prior year, relating to any portion of the year in which the termination occurs or otherwise. Except for the benefits stated in this Section 6, the Executive’s participation in all benefit plans, programs and arrangements of the Company shall cease as of the date of the Executive’s termination of employment and otherwise be governed by the terms of the plans, programs or arrangements, if any, governing such benefits.
7.Termination for Disability. If the Executive’s employment is terminated after it is determined that the Executive is Disabled, then all obligations of the Company to make any further payments under this Agreement, except for earned but unpaid base salary and accrued but unpaid Short-Term Incentive Plan bonus awards, shall terminate on the first to occur of (a) the date that is 6 months after such termination or (b) the date the Executive becomes entitled to benefits under a Company-provided long-term disability program. The earned but unpaid base salary shall be paid by the next normal payroll payment date following termination of the Executive’s employment, and the Short-Term Incentive Plan award shall be paid in accordance with the terms of such plan. The Company may only terminate the Executive on account of Disability after giving due consideration to whether reasonable accommodations can be made under which the Executive is able to fulfill the Executive’s job related duties. The commencement date and expected duration of any physical or mental condition that prevents the Executive from performing job related duties shall be determined by a medical doctor selected by the Company and reasonably acceptable to the Executive. The Company may, in its discretion, require written confirmation from a physician of Disability during any extended absence. Except for the benefits stated above, the Executive’s participation in all other Company benefits shall cease as of the date above on which the Company’s obligation to make payments ceases and otherwise be governed by the terms of the plans, if any, applicable to such benefits.
8.Termination Due to Death. If the Executive’s employment terminates due to the Executive’s death, all obligations of the Company to make any further payments under this Agreement, other than an obligation to pay any accrued but unpaid base salary to the date of death and any accrued but unpaid bonuses under the Short-Term Incentive Plan to the date of death, shall terminate upon the Executive’s death. The accrued but unpaid base salary shall be paid by the next normal payroll date following termination of employment, and the accrued but unpaid Short-Term Incentive Plan award shall be paid in accordance with the terms of such plan. In accordance with Company guidelines, the Executive’s qualified dependents shall be reimbursed for the employer portion of COBRA premiums for the Company group medical benefits (including health, dental, vision, EAP and prescription plans), as defined by the plan documents, for a period not to exceed 36 months; provided a timely election to continue health care coverage under COBRA is made and subject to the Company’s COBRA policies. Except for the benefits stated above, the Executive’s participation in all other Company benefits shall cease
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as of the date of death and otherwise be governed by the terms of the plans, if any, applicable to such benefits.
9.Adjustment of Certain Payments and Benefits.
(a)    General Rules. Notwithstanding any provision of this Agreement to the contrary, if any payment or benefit to be paid or provided hereunder or under any other plan or agreement would be an “Excess Parachute Payment,” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time (the “Code”), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided hereunder or thereunder (as applicable) shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). The determination of whether any reduction in such payments or benefits to be provided hereunder is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by the Executive or the Company, by the Company’s independent accountants or a nationally recognized law firm chosen by the Company. The fact that the Executive’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 9 shall not of itself limit or otherwise affect any other rights of the Executive under this Agreement. In the event that any payment or benefit is required to be reduced pursuant to this Section 9, then the reduction will be made in accordance with Section 409A of the Code and will occur in the following order: (a) first, by reducing any cash payments with the last scheduled payment reduced first; (b) second, by reducing any equity-based benefits that are included at full value under Q&A-24(a) of the Treasury Regulations promulgated under Section 280G of the Internal Revenue Code (the “280G Regulations”), with the highest value reduced first; (c) third, by reducing any equity-based benefits included on an acceleration value under Q&A-24(b) or 24(c) of the 280G Regulations, with the highest value reduced first; and (d) fourth, by reducing any non-cash, non-equity based benefits, with the latest scheduled benefit reduced first.
(b)    Effect of Repeal. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section 9 shall be of no further force or effect.
10.Non-Competition; Non-Solicitation; Confidentiality; Release of Claims.
In consideration of the Company’s entry into this Agreement with the Executive, the Executive shall comply with the following:
(a)    Execution of this Agreement and performance relative to this Agreement are not in violation of any restrictions or covenants under the terms of any other agreements to which the Executive is a party.
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(b)    The Executive acknowledges and recognizes the highly competitive nature of the business of the Company and accordingly agrees that, in consideration of this Agreement, the rights conferred hereunder, and any payment hereunder, while the Executive is employed by the Company and for the duration of the Non-Compete Term, the Executive shall not engage, either directly or indirectly, as a principal for the Executive’s own account or jointly with others, or as a stockholder in any corporation or joint stock association, or as a partner or member of a general or limited liability entity, or as an employee, officer, director, agent, consultant or in any other advisory capacity in any business other than the Company or its subsidiaries which designs, develops, manufactures, distributes, sells or markets the type of products or services sold, distributed or provided by the Company or its subsidiaries during the one year period prior to the date of employment termination (the “Business”); provided that nothing herein shall prevent the Executive from owning, directly or indirectly, not more than five percent of the outstanding shares of, or any other equity interest in, any entity engaged in the Business and listed or traded on a national securities exchanges or in an over-the-counter securities market.
(c)    During the Non-Compete Term, the Executive shall not (i) directly or indirectly employ or solicit, or receive or accept the performance of services by, any active employee of the Company or any of its subsidiaries who is employed primarily in connection with the Business, except in connection with general, non-targeted recruitment efforts such as advertisements and job listings, or directly or indirectly induce any employee of the Company to leave the Company, or assist in any of the foregoing, or (ii) solicit for business (relating to the Business) any person who is a customer or former customer of the Company or any of its subsidiaries, unless such person shall have ceased to have been such a customer for a period of at least six months as of the time of such solicitation.
(d)    The Executive shall not at any time (whether during or after his employment with the Company) disclose or use for the Executive’s own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries, any trade secrets, information, data, or other confidential information of the Company, including but not limited to, information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans or the business and affairs of the Company generally, or of any subsidiary of the Company, unless required to do so by applicable law or court order, subpoena or decree or otherwise required by law, with reasonable evidence of such determination promptly provided to the Company, or except as required in the reasonable performance of the Executive’s duties as an employee of the Company. The preceding sentence of this paragraph (d) shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of the Executive’s breach of this covenant. The Executive agrees that upon termination of employment with the Company for any reason, the Executive will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies of these materials, in any way relating to the business of the Company and its subsidiaries, except that the Executive may retain personal notes, notebooks and diaries. The Executive further agrees that the Executive will not retain or use for the Executive’s account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its subsidiaries.
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(e)    Although the Executive and the Company consider the restrictions contained in this Agreement to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any tribunal of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.
(f)    Notwithstanding any provision herein to the contrary, the Company will have no obligation to make any payments or provide any benefits under this Agreement that are not otherwise required to be paid or provided to the Executive pursuant to applicable law unless (i) within 60 days, or such shorter period as designated by the Company, following the date of termination of the Executive’s employment, the Executive executes and delivers to the Company a waiver and release agreement in a reasonable form approved by the Company from time to time (the “Release”) and (ii) any applicable revocation period has expired during such 60-day period without the Executive revoking such Release.
(g)    Upon the Executive’s termination of employment, or at any other time as requested by the Company, the Executive will be required to surrender to the Company all correspondence, documents, supplies, files, equipment, checks, and all other materials and records of any kind that are the property of the Company or any of its subsidiaries or affiliates that are in the possession or under control of the Executive.
(h)    Nothing in this Agreement (or otherwise) (i) limits the Executive’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Sarbanes-Oxley Act of 2002), or (ii) prevents the Executive from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations. Furthermore, no Company policy or individual agreement between the Company and the Executive shall prevent the Executive from providing information to government authorities regarding possible legal violations, participating in investigations, testifying in proceedings regarding the Company’s past or future conduct, engaging in any future activities protected under the whistleblower statutes administered by any government agency (e.g., EEOC, NLRB, SEC, etc.) or receiving a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.
(i)    Notwithstanding any provisions in this Agreement, during any period in which the Executive is employed and/or resides in California, or for which the Company determines that the application of the terms and conditions of this Section 10(i) is necessary or advisable in order to comply with applicable law, during Executive’s employment with the Company and following
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Executive’s termination of employment with the Company for any reason the covenants contained in Sections 10(b) and 10(c)(ii) shall not apply to Executive.
11.Miscellaneous Provisions.
(a)    In consideration of the Company’s entry into this Agreement, the Executive will devote his full business time and efforts to the performance of his duties and responsibilities for the Company; provided, that such requirement does not preclude the Executive from engaging in charitable and community affairs or managing any passive investment (i.e., an investment with respect to which the Executive is in no way involved with the management or operation of the entity in which the Executive has invested) to the extent that such activities do not conflict with the Executive duties; and further provided, that, subject to Section 10 of this Agreement, the Executive shall not, without the prior approval of the Board, serve as a director or trustee of any other corporation, association or entity, or own more than five percent of the equity of any publicly traded entity.
(b)    Payments Not Compensation. Any participation by the Executive in, and any terminating distributions and vesting rights (other than previously defined) under, the Company sponsored retirement or savings plans, regardless of whether such plans are qualified or non-qualified for tax purposes, shall be governed by the terms of those respective plans. Any salary continuation or severance benefits shall not be considered compensation for purposes of accruing additional benefits under such plans.
(c)    Code Section 409A.
(i)    To the extent applicable, it is intended that this Agreement comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Executive. Consistent with that intent, and to the extent required under Section 409A of the Code, for benefits that are to be paid in connection with a termination of employment, “termination of employment” or any similar term shall be limited to such a termination that constitutes a “separation from service” under Section 409A of the Code.
(ii)    Notwithstanding any provision of this Agreement to the contrary, if the Executive is a “specified employee,” determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, on the date of his separation from service (within the meaning of Treasury Regulation section 1.409A-1(h)) and if any portion of the payments or benefits to be received by the Executive upon his termination of employment would constitute a “deferral of compensation” subject to Section 409A of the Code, then to the extent necessary to comply with Section 409A of the Code, amounts that would otherwise be payable pursuant to this Agreement during the six-month period immediately following the Executive’s termination of employment will instead be paid or made available on the earlier of (A) the first business day of the seventh month after the date of the Executive’s termination of employment, or (B) the Executive’s death. For
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purposes of application of Section 409A of the Code, to the extent applicable, each payment made under this Agreement shall be treated as a separate payment.
(iii)    Notwithstanding any provision of this Agreement to the contrary, to the extent any reimbursement or in-kind benefit provided under this Agreement is nonqualified deferred compensation within the meaning of Section 409A of the Code: (A) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year; (B) the reimbursement of an eligible expense must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (C) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(iv)    In no event, however, shall this Section 11(c) or any other provisions of this Agreement be construed to require the Company to provide any gross-up for the tax consequences under Section 409A of the Code of any provisions of, or payments under, this Agreement and the Company shall have no responsibility for tax consequences under Section 409A of the Code to the Executive resulting from the terms or operation of this Agreement.
(d)    Payment Process and Taxation Requirements. The Company may withhold from any amounts payable hereunder all federal, state, city or other taxes as shall be required to be withheld pursuant to any law or government regulation or ruling. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for the Executive with respect to any payment or benefit provided to the Executive hereunder, and the Executive shall be responsible for any taxes imposed on the Executive with respect to any such payment or benefit.
(e)    Notices. All notices or communications hereunder shall be in writing, addressed as follows:
To the Company: TriMas Corporation
     38505 Woodward Ave., Suite 200
     Bloomfield Hills, MI 48304
         Attn: General Counsel
To the Executive: To the most recent address on file in the Company’s records for the Executive.
Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.
(f)    Separability; Legal Fees. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions which shall remain in full force and effect. In the event of a dispute by the Company, the Executive or others as to the validity or enforceability of, or
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liability under, any provision of this Agreement prior to a Change in Control, the Company shall reimburse the Executive for all reasonable legal fees and expenses incurred by the Executive if the Executive prevails in the dispute resolution process, and if the Executive does not prevail, the Executive and the Company shall be responsible for their respective legal fees and expenses. In the event of any such dispute on or after a Change in Control, the Company shall reimburse the Executive for all reasonable legal fees and expenses incurred by the Executive regardless of the outcome thereof unless the finder of fact in such action determines that the Executive’s position was frivolous or maintained in bad faith.
(g)    Employment Rights. Nothing expressed or implied in this Agreement will change the at-will status of the Executive or create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company or any Affiliate of the Company.
(h)    Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Michigan, without giving effect to the principles of conflict of laws of such State. Further, any litigation arising out of this Agreement shall be venued in a court of competent jurisdiction located in Oakland County, Michigan. In executing this Agreement, the Executive acknowledges that the Executive has purposefully availed himself of the benefits and privileges of the jurisdictions of such courts, that the Executive waives any objections of the basis of forum, venue, and/or jurisdiction, and that the Executive willfully and knowingly submits himself to the jurisdiction of such courts.
(i)    Amendments and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
(j)    Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral (including, without limitation, any term sheet or offer letter), which may have related to the subject matter hereof in any way. Notwithstanding the foregoing, this Agreement does not supersede or in any way limit or otherwise affect restrictive covenants in any other types of agreements between the Company and the Executive to which the Executive may be bound, such as restricted stock unit or other applicable award agreements.
(k)    Successors. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of, and be enforceable by, the Executive’s legal representatives. This Agreement shall also inure to the benefit of and be binding upon the Company and its successors and assigns. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.
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(l)    Compensation Recovery Policy. Notwithstanding anything in this Agreement to the contrary, the Executive acknowledges and agrees that this Agreement and any compensation described herein are subject to the terms and conditions of the Company's clawback policy or policies as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the shares of the Company’s common stock may be traded) (the “Compensation Recovery Policy”), and that, to the extent the Compensation Recovery Policy, by its terms, is applicable to such Agreement or compensation, applicable terms of this Agreement will be (if necessary) deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof. Further, by entering into this Agreement, the Executive (i) consents to be bound by the terms of the Compensation Recovery Policy, as applicable, (ii) agrees and acknowledges that the Executive is obligated to and will cooperate with, and will provide any and all assistance necessary to, the Company in any effort to recover or recoup any compensation or other amounts subject to clawback or recovery pursuant to the Compensation Recovery Policy and/or applicable laws, rules, regulations, stock exchange listing standards or other Company policy, and (iii) agrees that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Executive of any such amounts, including from the Executive’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
(m)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[signatures on the following page]
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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.
TRIMAS CORPORATION

By:
Name: Jodi F. Robin
Title: General Counsel & Secretary

Thomas J. Snyder

EXHIBIT D

Indemnification Agreement

See attached.

INDEMNIFICATION AGREEMENT

    THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is effective as of __________, by and between TriMas Corporation, a Delaware corporation (the “Company”), and Thomas J. Snyder (the “Indemnitee”).

    WHEREAS, the Indemnitee is serving the Company in a “Corporate Status,” as defined herein;

    WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify persons serving it in a Corporate Status to the fullest extent permitted by applicable law so that they will serve or continue to serve in such status free from undue concern that they will not be so indemnified;

    WHEREAS, the Indemnitee is willing to serve and continue to serve the Company in a Corporate Status on the condition that he be so indemnified; and

    WHEREAS, this Agreement is in addition to the provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) and the provisions of the Bylaws of the Company (the “Bylaws”) or resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of the Indemnitee thereunder.

    NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

    Section 1. Services by the Indemnitee. The Indemnitee agrees to continue to serve the Company in a Corporate Status. Notwithstanding the foregoing, the Indemnitee may at any time and for any reason resign from any such position.

    Section 2. Indemnification – General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

    Section 3. Proceeding Other Than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined) or any Covered Actions and Inactions (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, the Company shall indemnify the Indemnitee against any and all Expenses, judgments, penalties, fines, damages and amounts paid in settlement, and all interest and other charges in connection with the foregoing (as and to the fullest extent permitted hereunder), resulting from, arising out of or relating to such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, if he also had no reasonable cause to believe his conduct was unlawful.

    Section 4. Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status or any Covered Actions and Inactions, he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company shall indemnify the Indemnitee against any and all Expenses resulting from, arising out of or relating to such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company in such event if and to the extent that the court, administrative body or other dispute resolution body in which such Proceeding shall have been brought or is pending shall so determine.

    Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

(a)    To the extent that the Indemnitee is, by reason of his Corporate Status or any Covered Actions and Inactions, a party to and is successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify the Indemnitee against any and all Expenses resulting from, arising out of or relating to such Proceeding. If the Indemnitee is not wholly successful in defense of any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against any and all Expenses resulting from, arising out of or relating to each such claim, issue or matter as to which the Indemnitee is successful, on the merits or otherwise. For purposes of this Section 5(a), the term “successful, on the merits or otherwise,” shall include, but shall not be limited to, (i) the termination of any claim, issue or matter in a Proceeding by withdrawal or dismissal, with or without prejudice, (ii) termination of any claim, issue or matter in a Proceeding by any other means without any express finding of liability or guilt against the Indemnitee, with or without prejudice, (iii) the expiration of 120 days after the making of a claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement or (iv) the settlement of any claim, issue or matter in a Proceeding pursuant to which the Indemnitee pays less than $200,000. The provisions of this Section 5(a) are subject to Section 5(b) below.

(b)    In no event shall the Indemnitee be entitled to indemnification under Section 5(a) above with respect to a claim, issue or matter to the extent applicable law prohibits such indemnification.

Section 6. Indemnification for Expenses as a Witness. Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of his Corporate Status or any Covered Actions and Inactions, a witness in any Proceeding, the Company shall indemnify the Indemnitee against any and all Expenses resulting from, arising out of or relating to such Proceeding.

    Section 7. Advancement of Expenses.

(a)    The Company shall advance all reasonable Expenses paid or incurred by or on behalf of the Indemnitee or which the Indemnitee determines are reasonably likely to be paid or incurred by the Indemnitee in connection with any Proceeding within 10 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding; provided, however, that the Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the claim to which the advance related. The Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that the Indemnitee is entitled to indemnification under this Agreement with respect to such Proceeding or the absence of any prior determination to the contrary. All amounts advanced to the Indemnitee by the Company pursuant to this Section 7 shall be without interest. The Company shall make all advances pursuant to this Section 7 without regard to the financial ability of the Indemnitee to make repayment, without bond or other security and without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement. Any required reimbursement of Expenses by the Indemnitee shall be made by the Indemnitee to the Company with 10 days following the entry of the final, non-appealable adjudication or arbitration decision pursuant to which it is determined that the Indemnitee is not entitled to be indemnified against such Expenses. In connection with any such advancement, payment or reimbursement, if delivery of an undertaking is a legally required condition precedent to such payment, advance or reimbursement, the Indemnitee shall execute and deliver to the Company an undertaking in the form attached hereto as Exhibit A (subject to Indemnitee filling in the blanks therein and selecting from among the bracketed alternatives therein). In no event shall the Indemnitee’s right to the payment, advancement or reimbursement of Expenses pursuant to this Section 7(a) be conditioned upon any undertaking that is less favorable to the Indemnitee than, or that is in addition to, the undertaking set forth in Exhibit A.

(b)    Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless the Indemnitee against and, if requested by Indemnitee, shall reimburse the Indemnitee for, or advance to the Indemnitee, within 10 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such reimbursement or advancement, all reasonable Expenses paid or incurred by or on behalf of the Indemnitee or which the Indemnitee determines are reasonably likely to be paid or incurred by the Indemnitee in connection with any claim made, instituted or conducted by the Indemnitee, in each case to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit, for (i) indemnification or payment, advancement or reimbursement of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Certificate or Bylaws now or hereafter in effect, and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company; provided, however, that the Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the claim to which the advance related.

    Section 8. Procedure for Determination of Entitlement to Indemnification.

(a)    To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request therefore, along with such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Chairman of the Board or the Audit Committee in writing that the Indemnitee has requested indemnification. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for the requested indemnification is potentially available, the Company shall give prompt written notice of such requested indemnification to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to the Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the requested indemnification, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely request indemnification shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of the subject matter of such indemnification and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

(b)    Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case: (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined); or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so direct, by Independent Counsel (as hereinafter defined), as selected pursuant to Section 8(d), in a written opinion to the Board (which opinion may be a “more likely than not” opinion), a copy of which shall be delivered to the Indemnitee. If it is so determined that the Indemnitee is entitled to indemnification, the Company shall make payment to the Indemnitee within 10 days after such determination. The Indemnitee shall cooperate with the Person or Persons making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Subject to the provisions of Section 10 hereof, any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the Person or Persons making such determination shall be borne by the Company, and the Company hereby agrees to indemnify and hold the Indemnitee harmless therefrom.

(c)    Notwithstanding the foregoing, if a Change of Control has occurred, the Indemnitee may require a determination with respect to the Indemnitee’s entitlement to indemnification to be made by Independent Counsel, as selected pursuant to Section 8(d), in a written opinion to the Board (which opinion may be a “more likely than not” opinion), a copy of which shall be delivered to the Indemnitee.

(d)    In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) or (c) hereof, the Independent Counsel shall be selected as provided in this Section 8(d). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board (including a vote of a majority of the Disinterested Directors if obtainable), and the Company shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Company (which approval shall not be unreasonably withheld). If (i) an Independent Counsel is to make the determination of entitlement pursuant to Section 8(b) or (c) and (ii) within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected, either the Company of the Indemnitee may petition the appropriate court of the State (as hereafter defined) or other court of competent jurisdiction for the appointment as Independent Counsel of a Person selected by such court or by such other Person as such court shall designate. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) or (c) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(d), regardless of the commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iv) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 9. Presumptions and Effect of Certain Proceedings; Construction of Certain Phrases.

(a)    In making a determination with respect to whether the Indemnitee is entitled to indemnification hereunder, the Reviewing Party making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement, and anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(b)    Subject to the terms of Section 16 below, the termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c)    For purposes of any determination of the Indemnitee’s entitlement to indemnification under this Agreement or otherwise, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal Proceeding, to have also had no reasonable cause to believe his conduct was unlawful, if the Indemnitee’s action is based on the records or books of account of the Company or another enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of the Company or another enterprise in the course of their duties or on the advice of legal or financial counsel for the Company or the Board (or any committee thereof) or for another enterprise or its board of directors (or any committee thereof), or on information or records given or reports made by an independent certified public accountant or by an appraiser or other expert selected by the Company or the Board (or any committee thereof) or by another enterprise or its board of directors (or any committee thereof). For purposes of this Section 9(c), the term “another enterprise” means any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 9(c) are satisfied, it shall in any event be presumed that the Indemnitee has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal Proceeding, that he also had no reasonable cause to believe his conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(d)    For purposes of this Agreement, reference to “fines” shall include any excise taxes or penalties assessed on the Indemnitee with respect to an employee benefit plan; references to “serving at the request of the Company” shall include, but shall not be limited to, any service as a director, officer, employee or agent of (i) any Affiliate controlled, directly or indirectly, by the Company and (ii) the Company or any such Affiliate which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or its beneficiaries; and if the Indemnitee has acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, he shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as used in this Agreement. The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

Section 10. Remedies of the Indemnitee.

(a)    In the event that (i) a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement, payment or reimbursement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by the Board pursuant to Section 8(b) of this Agreement and such determination shall not have been made and delivered to the Indemnitee in writing within twenty (20) days after receipt by the Company of the request for indemnification, (iv) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) or (c) of this Agreement and such determination shall not have been made in a written opinion to the Board and a copy delivered to the Indemnitee within forty-five (45) days after receipt by the Company of the request for indemnification, (v) payment of indemnification is not made pursuant to Section 6 of this Agreement within 10 days after receipt by the Company of a written request therefore or (vi) payment of indemnification is not made within 10 days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 or 9 of this Agreement, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of his entitlement to such indemnification or advancement, payment or reimbursement of Expenses. Alternatively, the Indemnitee, at his sole option, may seek and award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such Proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a Proceeding brought by the Indemnitee to enforce his rights under Section 5 of this Agreement.

(b)    In the event that a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification (an “Adverse Determination”), any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial or a de novo arbitration (as applicable) on the merits, and the Indemnitee shall not be prejudiced by reason of that Adverse Determination. In any judicial proceeding or arbitration commenced pursuant to this Section 10, the Company shall have the burden of proving that the Indemnitee is not entitled to the relief sought, and the Company shall be precluded from referring to or offering into evidence any Adverse Determination.

(c)    If a determination is made or deemed to have been made pursuant to Section 8 of this Agreement that the Indemnitee is entitled to indemnification, such determination shall be final and binding in all respects, including with respect to any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by the Indemnitee of a material fact, or an omission by the Indemnitee of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)    The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

(e)    In the event that the Indemnitee, pursuant to this Section 10, seeks a judicial adjudication or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration, unless the court or arbitrator determines that each of the Indemnitee’s claims in such Proceeding were made in bad faith or were frivolous. In the event that a Proceeding is commenced by or in the right of the Company against the Indemnitee to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such Proceeding (including with respect to any counter-claims or cross-claims made by the Indemnitee against the Company in such Proceeding), unless the court or arbitrator determines that each of the Indemnitee’s material defenses in such Proceeding were made in bad faith or were frivolous.

(f)    Any judicial adjudication or arbitration determined under this Section 10 shall be final and binding on the parties.

(g)    Any amount due to the Indemnitee under this Agreement that is not paid by the Company by the date on which it is due will accrue interest at the maximum legal rate under Delaware law from the date on which such amount is due to the date on which such amount is paid to the Indemnitee.

Section 11. Defense of Certain Proceedings. In the event the Company shall be obligated under this Agreement to pay the Expenses of any Proceeding against the Indemnitee in which the Company is a co-defendant with the Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Indemnitee shall nevertheless be entitled to employ or continue to employ his own counsel in such Proceeding. Employment of such counsel by the Indemnitee shall be at the cost and expense of the Company unless and until the Company shall have demonstrated to the reasonable satisfaction of the Indemnitee and the Indemnitee’s counsel that there is complete identity of issues and defenses and no conflict of interest between the Company and the Indemnitee in such Proceeding, after which time further employment of such counsel by the Indemnitee shall be at the cost and expense of the Indemnitee. In all events, if the Company shall not, in fact, have timely employed counsel to assume the defense of such Proceeding, then the fees and Expenses of the Indemnitee’s counsel shall be at the cost and expense of the Company.

Section 12. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement, payment or reimbursement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by the Indemnitee against the Company, except for (a) any claim or Proceeding in respect of this Agreement and/or the Indemnitee’s rights hereunder, (b) any claim or Proceeding to establish or enforce a right to indemnification under the Certificate, the Bylaws, any agreement, any statute, any law or any policy of insurance, (c) any counter-claim or cross-claim brought or made by him against the Company in any Proceeding brought against him, and (d) any claim or Proceeding approved by the Board.

Section 13. Contribution.

(a)    If, with respect to any Proceeding, the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to the Indemnitee for any reason other than that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to a criminal Proceeding, that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Company shall contribute to the amount of Expenses, judgments, penalties, fines, damages and amounts paid in settlement, and all interest and other charges in connection with the foregoing, resulting from, arising out of or relating to such Proceeding or any claim, issue or matter therein, in such proportion as is appropriate to reflect the relative benefits received by the Indemnitee and the relative fault of the Indemnitee versus the Company in connection with the action or inaction which resulted in such Expenses, judgments, penalties, fines, damages, amounts paid in settlement and interest or other charges, as well as any other relevant equitable considerations.

(b)    The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 13(a) above.

(c)    No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

Section 14. Officer and Director Liability Insurance.

(a)    The Company shall use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that the Indmnitee is covered by insurance maintained by a subsidiary or parent of the Company under which the Indemnitee is named as an insured and is provided rights and benefits that are no less favorable than the rights and benefits accorded to the most favorably insured of the Company’s directors and officers insured under any policy of insurance maintained by the Company.

(b)    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors or officers of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee serves at the request of the Company, the Indemnitee shall be named as an insured under and shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for the most favorably insured director or officer under such policy or policies.

(c)    In the event that the Company is named insured under any policy or policies of insurance referenced in either Section 14(a) or (b) above, the Company hereby covenants and agrees that it will not settle any claims or Proceeding that may be covered by such policy or policies of insurance and in which the Indemnitee has or may incur Expenses, judgments, penalties, fines, damages and amounts paid in settlement without the prior written consent of the Indemnitee.

    Section 15. Security. Upon reasonable request by the Indemnitee, the Company shall provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank letter of credit, funded trust or other similar collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee, which consent may be granted or withheld at the Indemnitee’s sole and absolute discretion.

    Section 16. Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, which consent shall not be unreasonably withheld.

    Section 17. Duration of Agreement. This Agreement shall be unaffected by the termination of the Corporate Status of the Indemnitee and shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of his Corporate Status or for any Covered Actions and Inactions, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 10 of this Agreement relating thereto, whether or not he is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

    Section 18. Remedies of the Company. The Company hereby covenants and agrees to submit any and all disputes relating to this Agreement that the parties are unable to resolve between themselves to binding arbitration pursuant to the rules of the American Arbitration Association and waives all rights to judicial adjudication of any matter or dispute relating to this Agreement except where judicial adjudication is requested or required by the Indemnitee.

    Section 19. Covenant Not to Sue, Limitation of Actions and Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of two (2) years from the date on which the Corporate Status of the Indemnitee is terminated (for any reason); provided, however, that the foregoing shall not apply to any action or cause of action brought or asserted by the Company pursuant to or in respect of this Agreement and shall not constitute a waiver or release of any of the Company’s rights under this Agreement.

    Section 20. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

    Section 21. No Multiple Recovery. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received and is entitled to retain such payment under any insurance policy, contract, agreement or otherwise.

    Section 22. Definitions. For purposes of this Agreement:

(a)    “Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes hereof, “control” (including, with correlative meaning, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, by contract or otherwise.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Change of Control” shall be deemed to have occurred upon the first of the following events to occur:

(i) any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (the “Incumbent Board”); provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(iii) there is consummated a merger, consolidation, wind-up, reorganization or restructuring of the Company with or into any other entity, or a similar event or series of such events, other than (A) any such event or series of events which results in (1) the voting securities of the Company outstanding immediately prior to such event or series of events continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (2) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) any such event or series of events effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 51% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

Notwithstanding the foregoing, (A) a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (B) if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Internal Revenue Code of 1986, as amended, a “Change of Control” shall be deemed to have occurred only if the transaction or event qualifies as a Section 409A Change of Control.

(d)    “Company” means TriMas Corporation, a Delaware corporation.

(e)    “Corporate Status” describes the status of an individual who is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

(f)    “Covered Actions and Inactions” means (i) any actual, alleged or suspected act or failure to act by the Indemnitee in his or her Corporate Status and (ii) any actual, alleged or suspected act or failure to act by the Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in the above definition of Corporate Status.

(g)    “Disinterested Director” means a director of the Company who is not and was not a party to, or otherwise involved in, the Proceeding for which indemnification is sought by the Indemnitee.

(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)    “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

(j)    “Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company of the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(k)    “Person” means a natural person, firm, partnership, joint venture, association, corporation, company, limited liability company, trust, business trust, estate or other entity.

(l)    “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

(m)    “Reviewing Party” shall mean the Person or Persons making the determination pursuant to Section 8(b) or (c).

(n)    “State” means the State of Delaware.

    Section 23. Non-Exclusivity. The Indemnitee’s rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, any agreement, a vote of stockholders, a resolution of director or otherwise.

    Section 24. Remedies Not Exclusive. No right or remedy herein conferred upon the Indemnitee is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative of and in addition to the rights and remedies given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy of the Indemnitee hereunder or otherwise shall not be deemed an election of remedies on the part of the Indemnitee and shall not prevent the concurrent assertion or employment of any other right or remedy by the Indemnitee.

    Section 25. Changes in Law. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, expands or otherwise increases the right or ability of a Delaware corporation to indemnify a member of its board of directors or an officer, the Indemnitee shall, by this Agreement, enjoy the greater benefits so afforded by such change. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, narrows or otherwise reduces the right or ability of a Delaware corporation to indemnify a member of its board or directors or an officer, such change shall have no effect on this Agreement or any of the Indemnitee’s rights hereunder, except and only to the extent required by law.

    Section 26. Interpretation of Agreement. The Company and the Indemnitee acknowledge and agree that it is their intention that this Agreement be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

    Section 27. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

    Section 28. Governing Law; Jurisdiction and Venue; Specific Performance.

(a)    The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)    ANY “ACTION OR PROCEEDING” (AS SUCH TERM IS DEFINED BELOW) ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE FILED IN AND LITIGATED OR ARBITRATED SOLELY BEFORE THE COURTS LOCATED IN OR ARBITRATORS SITTING IN THE STATE OF DELAWARE, AND EACH PARTY TO THIS AGREEMENT: (i) GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND ARBITRATORS AND VENUE THEREIN, AND WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF “FORUM NON CONVENIENS;” AND (ii) GENERALLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY DELIVERY OF CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS AGREEMENT. FOR PURPOSES OF THIS SECTION, THE TERM “ACTION OR PROCEEDING” IS DEFINED AS ANY AND ALL CLAIMS, SUITS, ACTIONS, HEARINGS, ARBITRATIONS OR OTHER SIMILAR PROCEEDINGS, INCLUDING APPEALS AND PETITIONS THEREFROM, WHETHER FORMAL OR INFORMAL, GOVERNMENTAL OR NON-GOVERNMENTAL, OR CIVIL OR CRIMINIAL. THE FOREGOING CONSENT TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE, AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT.

(c)    The Company acknowledges that the Indemnitee may, as a result of the Company’s breach of its covenants and obligations under this Agreement, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Consequently, the Company agrees that the Indemnitee shall be entitled, in the event of the Company’s breach or threatened breach of its covenants and obligations hereunder, to obtain equitable relief from a court of competent jurisdiction, including enforcement of each provision of this Agreement by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of the Indemnitee’s rights, requiring performance by the Company, or enjoining any breach by the Company, all without proof of any actual damages that have been or may be caused to the Indemnitee by such breach or threatened breach and without the posting of bond or other security in connection therewith. The Company waives the claim or defense therein that the Indemnitee has an adequate remedy at law, and the Company shall not allege or otherwise assert the legal position that any such remedy at law exists. The Company agrees and acknowledges that: (i) the terms of this Section 28(c) are fair, reasonable and necessary to protect the legitimate interests of the Indemnitee; (ii) this waiver is a material inducement to the Indemnitee to enter into the transactions contemplated hereby; and (iii) the Indemnitee relied upon this waiver in entering into this Agreement and will continue to rely on this waiver in its future dealings with the Company. The Company represents and warrants that it has reviewed this provision with its legal counsel, and that it has knowingly and voluntarily waived its rights referenced in this Section 28 following consultation with such legal counsel.

    Section 29. Nondisclosure of Payments. Except as expressly required by federal securities laws or regulations, or stock exchange rules applicable to the Company, the Company shall not disclose any payments under this Agreement without the prior written consent of the Indemnitee. Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in the Company proxy or information statements relating to special and/or annual meetings of the Company’s shareholders, and the Company shall afford the Indemnitee a reasonable opportunity to review all such disclosures and, if requested by the Indemnitee, to explain in such statement any mitigating circumstances regarding the events reported.

    Section 30. Notice by the Indemnitee. The Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

Section 31. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, or (b) mailed by U.S. certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed: (i) If to the Company: TriMas Corporation, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, Attention: General Counsel; and (ii) if to any other party hereto, including the Indemnitee, to the address of such party set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 31.

    Section 32. Modification and Waiver. No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Agreement with respect to any action taken or omitted by the Indemnitee in his Corporate Status prior to such supplement, modification or amendment. No supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by both of the Company and the Indemnitee. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

    Section 33. Prior Agreements. This Agreement supersedes and replaces all written agreements heretofore made or existing by and between the Indemnitee, on the one hand, and the Company or any of its subsidiaries, on the other hand, that principally pertain to the subject matter of this Agreement. For the avoidance of doubt, the Indemnitee’s rights to indemnification and advancement set forth herein shall not be affected by whether (a) the Indemnitee’s Corporate Status existed prior to, on or after the date hereof or (b) any Covered Actions and Inactions actually, allegedly or are suspected to have occurred or failed to occur prior to, on or after the date hereof.

    Section 34. Headings. The headings of the Sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

    Section 35. Gender. Use of the masculine pronoun in this Agreement shall be deemed to include usage of the feminine pronoun where appropriate.

    Section 36. Identical Counterparts. This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart executed by the party against whom enforcement is sought must be produced to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.
TriMas Corporation

By:

Printed Name: Jodi F. Robin

Title: General Counsel & Secretary

Address: 38505 Woodward Ave., Ste. 200
Bloomfield Hills, Michigan 48304

Indemnitee:

__________________________________________

Printed Name: Thomas J. Snyder

Address:

EXHIBIT A
UNDERTAKING

This Undertaking is submitted pursuant to the Indemnification Agreement, dated as of ___________ ___, ____ (the “Indemnification Agreement”), between TriMas Corporation, a Delaware corporation (the “Company”), and the undersigned. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Indemnification Agreement.

The undersigned hereby requests [payment], [advancement], [reimbursement] by the Company of Expenses which the undersigned [has incurred] [reasonably expects to incur] in connection with ______________________ (the “Proceeding”).

The undersigned hereby undertakes to repay the [payment], [advancement], [reimbursement] of Expenses made by the Company to or on behalf of the undersigned in response to the foregoing request to the extent it is determined, following the final disposition of the Proceeding and in accordance with Section 8 of the Indemnification Agreement, that the undersigned is not entitled to indemnification by the Company under the Indemnification Agreement with respect to the Proceeding.

    IN WITNESS WHEREOF, the undersigned has executed this Undertaking as of this _____ day of ______________, ____.

                        __________________________
                        [Indemnitee]